Exhibit 10.19

LEASE

by and between

WEXFORD-UCSC 3737, LLC,

a Delaware limited liability company

and

SPARK THERAPEUTICS, LLC,

a Delaware limited liability company

TABLE OF CONTENTS

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	6

4.	Possession and Commencement Date	7

5.	Condition of Premises	10

6.	Rentable Area	10

7.	Rent	11

8.	Rent Adjustments	12

9.	Operating Expenses	12

10.	Taxes on Tenant’s Property	17

11.	Security Deposit	18

12.	Use	19

13.	Rules and Regulations, CC&Rs, Ground Lease, Parking Facilities and Common Areas	23

14.	Project Control by Landlord	24

15.	Quiet Enjoyment	26

16.	Utilities and Services	26

17.	Alterations	31

18.	Repairs and Maintenance	34

19.	Liens	36

20.	Estoppel Certificate	37

21.	Hazardous Materials	37

22.	Odors and Exhaust	41

23.	Insurance; Waiver of Subrogation	42

24.	Damage or Destruction	45

25.	Eminent Domain	47

26.	Surrender	48

27.	Holding Over	49

28.	Indemnification and Exculpation	49

29.	Assignment or Subletting	51

30.	Subordination and Attornment	54

31.	Defaults and Remedies	55

32.	Bankruptcy	63

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33.	Brokers	64

34.	Definition of Landlord	64

35.	Limitation of Liability	65

36.	Joint and Several Obligations	66

37.	Representations	66

38.	Confidentiality	67

39.	Notices	67

40.	Miscellaneous	67

41.	Option to Extend Term	70

42.	Reserved	71

43.	Reserved	71

44.	Landlord’s Lien Waiver, Security Interests, Rights of Distraint	71

45.	Rooftop Installation Area	71

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LEASE

THIS LEASE (this “Lease”) is entered into as of this 31st day of March, 2014 (the “Execution Date”), by and between WEXFORD-UCSC 3737, LLC, a Delaware limited liability company (“Landlord”), and SPARK THERAPEUTICS, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. WHEREAS, Landlord leases certain real property (the “Property”) located at 3737 Market Street, Philadelphia, Pennsylvania, pursuant to that certain Lease Agreement dated April 8, 2012 between 3737 Fee Owner, LLC, as ground lessor (“Ground Lessor”) and Landlord, as ground lessee (as it may be hereafter amended, restated or modified from time to time the “Ground Lease”), and Landlord owns the building located thereon (the “Building”);

B. WHEREAS, the Property and the Building constitute “Unit 8” in the 3711 Market Research Condominium (the “Condominium”) created pursuant to a Declaration of Condominium of the 3711 Market Research Condominium (as it has been and may hereafter be amended, restated or modified from time to time, the “Declaration”); and

C. WHEREAS, Owner is constructing, or has constructed, the Building in a manner intended to qualify for certain tax credits, including, without limitation, New Market Tax Credits (as defined herein).

D. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) constituting the entire thirteenth (13th) floor of the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.	Lease of Premises.

1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, are hereinafter collectively referred to as the “Project”. All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Condominium generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All Common Elements of the Condominium that are for the non-exclusive use of tenants of the Condominium generally are hereinafter referred to as “Condominium Common Area.” The Building Common Area and Condominium Common Area are collectively referred to herein as “Common Area.”

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)

Approximate Rentable Area of Premises*

28,075 square feet

(19,740 square feet of the Premises, as shown on Exhibit A, is sometimes referred to herein as the “Original Premises,” and 8,335 square feet of the Premises, as shown on Exhibit A, is sometimes referred to herein as the “Expansion Space”)

Approximate Rentable Area of Building	330,126 square feet

Tenant’s Pro Rata Share of Building*	8.50%

*Note:	Subject to adjustment based upon the Rentable Area of the Premises as of the Term Commencement Date.

2.3. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”), subject to adjustment pursuant to Section 4.4 of this Lease:

Dates	Square Feet of Rentable Area*	Base Rent per Square Foot of Rentable Area	Monthly Base Rent[*]	Annual Base Rent[*]
With respect to the Original Premises, the Term Commencement Date** - the day immediately preceding the first (1st) anniversary of the Term Commencement Date	19,740	$29.08 annually	$47,836.60	$574,039.20

With respect to the Expansion Space, the Term Commencement Date*** - the day immediately preceding the first (1st) anniversary of the Term Commencement Date	8,335	$29.08 annually	$20,198.48	$242,381.80

*	Subject to adjustment based upon the Rentable Area of the Premises as of the Term Commencement Date.
**	Subject to abatement until the Rent Commencement Date as provided in Section 7.1 hereof.
***	Subject to abatement until the Expansion Space Rent Commencement Date as provided in Section 7.1 hereof.

2.4. Estimated Term Commencement Date: November 1, 2014

2.5. Estimated Term Expiration Date: October 31, 2025

2.6. Security Deposit: Twenty-Four (24) months of Base Rent (or if Tenant elects to use all or any portion of the Optional Additional TI Allowance, thirty-six (36) months of Base Rent) as such Security Deposit is subject to increase and/or decrease in accordance with the terms hereof.

2.7. Permitted Use: Office and laboratory use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”).

2.8. Address for Rent Payment:	WEXFORD-UCSC 3737, LLC 3711 Market Street, 8th Floor Philadelphia, PA 19104

2.9. Address for Notices to Landlord:	WEXFORD-UCSC 3737, LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: Vice President, Real Estate Legal

With a copy to:

Wexford-UCSC 3737, LLC

c/o Wexford Science & Technology, LLC

801 W. Baltimore Street, Suite 505

Baltimore, Maryland 21201

Attn: S. Nelson Weeks, Senior Vice President

and General Counsel, and Mark

Korczakowski, Vice President

And with a copy to:

University City Science Center

3711 Market Street, 8th Floor

Philadelphia, PA 19104

Attention: Curtis M. Hess

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attention: Bart I. Mellits, Esq.

2.10. Addresses for Notices to Tenant prior to the Term Commencement Date:

Spark Therapeutics, LLC

3501 Civic Center Boulevard

CTRB 5030

Philadelphia, PA 19104

Joseph W. La Barge

With a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attention: Matthew J. Swett, Esq.

2.11. Address Notices to Tenant:

3737 Market Street, 13th Floor

Philadelphia, PA 19104

Attention: Joseph W. La Barge

With a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attention: Matthew J. Swett, Esq.

2.12. Addresses for Invoices to Tenant:	3737 Market Street, 13th Floor Philadelphia, PA 19104 Attention: Joseph W. La Barge

2.13. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises

Exhibit B-1	List of Base Building Plans and Specifications

Exhibit B-2	Work Letter

Exhibit B-3	Tenant Work Insurance Schedule

Exhibit B-4	Status of Substantial Completion of Landlord’s Work

Exhibit B-5	Form of Lien Waiver

Exhibit B-6	Responsibility Matrix

Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date

Exhibit D	Form of Additional TI Allowance Acceptance Letter

Exhibit E-1	Form of SNDA

Exhibit E-2	Form of NDA

Exhibit F-1	Rules and Regulations

Exhibit F-2	Construction Rules

Exhibit G	Janitorial Schedule

Exhibit H	Tenant’s Personal Property

Exhibit I	Form of Estoppel Certificate

Exhibit J	Reserved

Exhibit K	HazMat Rules

Exhibit L	Form of Report

3.	Term.

3.1. The actual term of this Lease (as the same may be extended pursuant to Article 41 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date (such date, the “Term Expiration Date”) that is one hundred twenty (120) months after the Expansion Space Rent Commencement Date (as hereinafter defined), subject to earlier termination of this Lease as provided herein.

3.2. Provided that no Default, or event which, upon the giving of notice or the passage of time, or both, could become a Default, exists under this Lease at the time Tenant delivers the Termination Notice and as of the Early Termination Date, as such terms are defined below (which condition shall be solely for the benefit of Landlord), Tenant may exercise a one-time right to terminate this Lease effective as of the date that is seven (7) years after the Rent Commencement Date (the “Early Termination Date”) by giving Landlord written notice of such election to terminate the Lease not less than nine (9) months prior to the Early Termination Date (“Termination Notice”), which Termination Notice, in order to be effective, must be accompanied by a non-refundable termination fee equal to three (3) months of Base Rent (at the Base Rent rate in effect at the time of the Early Termination Date) plus an amount equal to (i) the unamortized portion of Landlord’s Leasing Costs (defined below), amortized on a straight line basis over ten (10) years commencing on the date on which Base Rent is payable hereunder without abatement and (ii) the TI Allowance Balance (as hereinafter defined) (the “Termination Fee”). If Tenant properly exercises the foregoing termination right and Tenant shall have paid to Landlord all Rent and other charges payable up to the Early Termination Date and the Termination Fee, then this Lease and the Term shall terminate on the Early Termination Date, and all of the provisions contained in this Lease pertaining to the expiration or termination of this Lease shall be applicable to such early termination. The effectiveness of Tenant’s Termination Notice is conditioned (which condition shall be solely for the benefit of Landlord) upon Landlord’s receipt of payment in full for all Rent and other charges payable up to the Early Termination Date and the Termination Fee. “Landlord’s Leasing Costs” shall include all costs and expenses incurred by Landlord in preparing the Premises for Tenant’s occupancy and negotiating and entering into this Lease, including, without limitation, brokerage commissions, reasonable legal fees, and abated Base Rent (but expressly excluding the cost of Landlord’s Work (as hereinafter defined)). The “TI Allowance Balance” shall be the unamortized portion of the TI Allowance, amortized over ten (10) years at a rate of four and three-quarters percent (4.75%) annually, which amortization shall commence (i) on the Rent Commencement Date with respect to the TI Allowance made available by Landlord in connection with the Original Premises, and (ii) on the Expansion Space Rent Commencement Date with respect to the TI Allowance made available by Landlord in connection with the Expansion Space.

4.	Possession and Commencement Date.

4.1. Landlord shall provide access to the Premises to Tenant on the Execution Date, provided that Tenant acknowledges that the work required of Landlord to complete the core and shell of the Building in accordance with the plans and specifications (the “Base Building Plans”) for the base building listed in Exhibit B-1 attached hereto (the “Landlord’s Work”) shall not be completed as of the Execution Date or the Actual Access Date (defined below). As of the Execution Date, Landlord has Substantially Completed (defined below) the portion of Landlord’s Work described in Section 1 of Exhibit B-4, and Landlord shall use commercially reasonable efforts to cause the portion of Landlord’s Work described in Section 2 of Exhibit B-4 (the “Interim Work”) to be Substantially Complete by May 1, 2014. Landlord’s Work is more particularly described in Exhibit B-6, provided that in the event of a conflict between Exhibit B-6 and the Base Building Plans, the Base Building Plans shall govern and control. The date on which Landlord Substantially Completes the Interim Work is the “Actual Access Date.” In the event that the Actual Access Date has not occurred by May 1, 2014, then (a) this Lease shall not be void or voidable and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, except that the Rent Commencement Date shall be delayed by one (1) day for each day after the Estimated Term Commencement Date that Tenant is unable to commence operating its business in the Premises solely as a result of Landlord’s failure to Substantially Complete the Interim Work on or before May 1, 2014 (provided that such day-for-day abatement of the Rent Commencement Date shall not exceed the number of days between May 1, 2014 and the Actual Access Date). Landlord may make revisions to the Base Building Plans from time to time, and any change to the Approved Plans required as a result of the revisions to the Base Building Plans shall constitute a Change (as defined in Exhibit B-2 hereto (the “Work Letter”)).

4.2. The “Term Commencement Date” shall be the earlier to occur of (i) the Estimated Term Commencement Date, and (ii) the date on which Tenant commences operation of its business in the Premises or any part thereof. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after the Term Commencement Date, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date. The term “Substantially Complete” or “Substantial Completion” means (a) with respect to the work described in the Work Letter to be performed by Tenant (the “Tenant Improvements”), such Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter (as hereinafter defined)), except for minor punch list items, as evidenced by either a certificate of substantial completion executed by Tenant’s architect or a temporary certificate of occupancy for the Premises, and (b) with respect to the Landlord’s Work, such Landlord’s Work is substantially complete in accordance with the Base Building Plans, except for minor punch list items, as evidenced by a certificate of substantial completion executed by Landlord’s architect and a temporary certificate of occupancy for the core and shell of the Building.

4.3. Tenant shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter. Provided that no Default exists hereunder, Landlord shall make the following tenant improvement allowance available to Tenant: (a) Two Million Three Hundred Eighty-Six Thousand Three Hundred Seventy-Five Dollars ($2,386,375.00) (based upon Eighty-Five Dollars ($85.00) per square foot of Rentable Area (as defined below) (and subject to change based upon the Rentable Area of the Premises as of the Term Commencement Date) (the “Base TI Allowance”) plus (b) Two Million Eight Hundred Seven Thousand Five Hundred Dollars ($2,807,500.00) (based upon One Hundred Dollars ($100.00) per square foot of Rentable Area and subject to change based upon the Rentable Area of the Premises as of the Term Commencement Date) (the “Mandatory Additional TI Allowance”), plus (c) if properly requested by Tenant pursuant to this Article, up to Two Million Eight Hundred Seven Thousand Five Hundred Dollars ($2,807,500.00) (based upon One Hundred Dollars ($100.00) per square foot of Rentable Area and subject to change based upon the Rentable Area of the Premises as of the Term Commencement Date) (the “Optional Additional TI Allowance;” and together with the Mandatory Additional TI Allowance, collectively, the “Additional TI Allowance”), for a total of Eight Million One Thousand Three Hundred Seventy-Five Dollars ($8,001,375.00) (based upon Two Hundred Eighty Five Dollars ($285.00) per square foot of Rentable Area (and subject to change based upon the Rentable Area of the Premises as of the Term Commencement Date). As of the date hereof, Tenant has requested and Landlord has agreed to provide, and Tenant has committed to using, the full amount of the Mandatory Additional TI Allowance for the Premises. The Base TI Allowance, together with the Additional TI Allowance (or portion thereof, if properly requested by Tenant pursuant to this Article), shall be referred to herein as the “TI Allowance.” The TI Allowance may be applied to the costs of (n) construction, (o) project review fee by Landlord (which fee shall equal one percent (1%) of the cost of the Tenant Improvements, including the Base TI Allowance and, if used by Tenant, the Additional TI Allowance, but in no event more than $30,000.00), plus any actual out-of-pocket costs paid by Landlord (not to exceed $10,000) in connection with Landlord’s review and approval of the Approved Plans and Landlord’s monitoring of the performance by Tenant of the Tenant Improvements, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, (r) costs and expenses for labor, material, equipment and fixtures, and (s) costs associated with sustainability practices, documentation, registration and certification, provided, however, that no more than $50.00 per square foot of Rentable Area of the Premises may be applied to non-hard costs of occupying the Premises (i.e. preparation of the Approved Plans, fixtures, furnishings and equipment, including demountable wall panel systems), provided that prefabricated clean rooms installed by Tenant shall not be subject to the foregoing $50.00 per square foot cap. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) except as expressly permitted above, the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Any Additional TI Allowance properly requested by Tenant hereunder may be applied by Tenant interchangeably between the Original Premises and the Expansion Space (subject in all events to the other limitations provided in this Section 4.3, and further provided that Tenant must spend at least $85 per square foot of Rentable Area to perform improvements to the Expansion Space).

4.4. Base Rent shall be increased to include the amount, if any, of the Additional TI Allowance disbursed by Landlord in accordance with this Lease, amortized over ten (10) years at an interest rate of four and three-quarters percent (4.75%) annually, which amortization shall commence (i) on the Rent Commencement Date with respect to the Additional TI Allowance made available by Landlord in connection with the Original Premises, and (ii) on the Expansion Space Rent Commencement Date with respect to the Additional TI Allowance made available by Landlord in connection with the Expansion Space. Tenant shall elect to use the Optional Additional TI Allowance or any part thereof by written notice to Landlord received no later than (the “Outside Election Date”) July 1, 2014, and in all events, Tenant shall have until one hundred twenty (120) days after the Term Commencement Date (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of (x) the Execution Date (with respect to the Mandatory Additional TI Allowance), and (y) the Outside Election Date (with respect to the Optional Additional TI Allowance), and if such determination does not reflect use by Tenant of all of the Additional TI Allowance actually disbursed by Landlord, shall be determined again as of the applicable TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Term Commencement Date and ending on the TI True-Up Date. Upon Tenant’s written request at any time after the TI True-Up Date, Landlord shall provide Tenant with written notice of the amount of the Termination Fee.

4.5. Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit D hereto executed by an authorized officer of Tenant with respect to each Additional TI Allowance (which letter shall be delivered with respect to the Mandatory Additional TI Allowance simultaneously with the execution and delivery of this Lease, and shall be deemed “properly requested” under this Lease) In no event shall any unused Base TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Tenant shall deliver to Landlord (a) a certificate of occupancy for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor within thirty (30) days following the date of Substantial Completion of the Tenant Improvements.

4.6. Prior to entering into the Premises for purposes of constructing the Tenant Improvements or any part thereof, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent. Tenant’s early access under the terms of this Section 4.6 shall be subject to and coordinated with Landlord’s completion of Landlord’s Work and shall only be permitted to the extent that such access does not interfere with Landlord’s construction of the Landlord’s Work. Tenant shall be responsible for any damage caused by Tenant, its agent or employees to Landlord’s Work or the property of any contractors engaged by Landlord. Any personal property brought into the Premises by Tenant, its agent or employees during any period of early access shall be at the sole risk of Tenant, and Tenant acknowledges that the Premises may be an active construction site during the course of construction of the Landlord’s Work and that such property may be damaged or destroyed.

4.7. Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Work by June 30, 2014, subject to Force Majeure and delays caused by Tenant or its contractors or agents. Tenant agrees that in the event Landlord’s Work is not Substantially Complete on or before June 30, 2014, then (a) this Lease shall not be void or voidable and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, except (i) that the Rent Commencement Date and the Expansion Space Rent Commencement Date shall be delayed by one (1) day for each day after the Estimated Term Commencement Date that Tenant is unable to commence operating its business in the Premises solely as a result of Landlord Delay (hereinafter defined) (which day-for-day delay in the Rent Commencement Date and Expansion Space Rent Commencement Date, as applicable, shall not exceed the number of days of Landlord Delay), and (ii) if Landlord’s Work is not Substantially Complete by January 1, 2015 and such delay was not caused by Tenant or its contractors and agents, then Tenant may terminate this Lease upon written notice to Landlord within ten (10) business days following January 1, 2015. Tenant’s failure to deliver such termination notice within the aforementioned ten (10) business day period shall be deemed a waiver by Tenant of its right to terminate this Lease in accordance with the terms of this Section 4.7. “Landlord Delay” shall mean Landlord’s failure to Substantially Complete Landlord’s Work by June 30, 2014 provided that such delay was not caused by Tenant or its contractors or agents, and Tenant promptly notifies Landlord in writing of such delay.

5. Condition of Premises. Except as otherwise expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building, the Project or the Condominium, or with respect to the suitability of the Premises, the Building, the Project or the Condominium for the conduct of Tenant’s business. Tenant acknowledges that subject to Substantial Completion of Landlord’s Work, (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Actual Access Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance. Tenant’s taking of possession of the Premises on the Actual Access Date shall, subject to Substantial Completion of Landlord’s Work, or as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building, the Condominium and the Project were at such time in good, sanitary and satisfactory condition and repair.

6.	Rentable Area.

6.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect within ninety (90) days following Substantial Completion of the Tenant Improvements, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable, as set forth in a certification by Landlord’s architect delivered to Tenant.

6.2. The Rentable Area of the Building is determined in accordance with 1996 BOMA, ANSI Z65.1 as amended.

6.3. The term “Rentable Area,” when applied to the Premises is determined in accordance with 1996 BOMA, ANSI Z65.1 as amended.

7.	Rent.

7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on (a) with respect to the Original Premises, July 1, 2015 (the “Rent Commencement Date”) and (b) with respect to the Expansion Space, twelve (12) months following the Term Commencement Date (the “Expansion Space Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), including the Property Management Fee (as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4. Except as otherwise expressly set forth herein, Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and in all events Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

7.5. Upon the occurrence of any Default by Tenant under this Lease, the abatement of Base Rent provided herein shall automatically and forever terminate, and Tenant shall be required to pay the full Base Rent provided herein from and after the Term Commencement Date without any abatement whatsoever.

8. Rent Adjustments. Base Rent (as it has been adjusted pursuant to Section 4.4 hereof) shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

9.	Operating Expenses.

9.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building and areas serving the Building and the Project are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; all assessments, levies or contributions, whether required by law or voluntary, for business improvement districts (including the University City District) and/or any “safe streets” program applicable to the Building, any payment in lieu of taxes, or payments in connection with so-called tax increment financing transactions, personal property taxes, sewer and water rents, rates and charges; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate, excise, profits, succession, gift, transfer or inheritance taxes, or taxes, and interest and penalties that are the personal obligation of Tenant or of another tenant of the Project. To the extent that any tenant of the Building is exempt from property taxes or is entitled to a special reduction in property tax and, as a result, property taxes on the Building or the Project are reduced by the assessing authority to reflect such exemption or reduction, then only the tenant(s) entitled to such exemption or reduction shall receive the benefit thereof, and Operating Expenses for all other tenants (including Tenant) shall be computed as if such exemptions or reductions were not in effect; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, including, without limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; property management and asset management fees (not to exceed 4% of the gross revenues of the Building in the aggregate) (the “Property Management Fee”); accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures incurred (i) in replacing obsolete equipment (hereinafter referred to as “Obsolete CapEx.” Obsolete CapEx shall not be included in the Operating Expenses payable by Tenant hereunder during the last twenty-four (24) months of the Term, as it may be extended [if the Option (hereinafter defined) remains outstanding under this Lease, Obsolete CapEx shall be included in Operating Expenses payable by Tenant, but the portion thereof attributable to the last 24 months of the Term and paid by Tenant hereunder shall be refunded or credited within thirty (30) days following Tenant’s written request therefor, at Landlord’s election, to Tenant in the event that Tenant does not exercise the Option]), (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date, in each case amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws and excluding any fines and penalties associated therewith); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below) (except to the extent such costs or fees constitute capital expenditures that are not otherwise includable in Operating Expenses), including, without limitation, all Common Expenses (including all Limited Expenses) and all Special Assessments (as such terms are defined in the Declaration) and all other amounts affecting or assessed against the Unit and/or Landlord as Unit Owner (as defined in the Declaration); insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons at or below the level of senior property manager (but including the costs of accountants) who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow trucks and handymen; in the event (and only so long as) the Building is accredited with the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, reasonable administrative reporting costs to retain such rating; costs of operating and maintaining any conference facilities in the Building available for the use of tenants in the Building (including Tenant), reduced by any sums collected for the use of any conference facilities in the Building.

(c) Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon and amortization of loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 9.1(b)); and taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants or which are not generally provided to all tenants of the Building; fees and costs of Landlord’s refinancing the Property; costs incurred due to a violation by Landlord of the terms and conditions of any lease; overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceeds the customary costs charged by vendors for the same services in the area in which the Building is located (but Operating Expenses shall in all events include the Property Management Fee); all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement; commissions, advertising and promotional expenditures; to the extent reimbursement is actually made from insurance proceeds, condemnation awards or other sources of payment (but excluding any commercially reasonable deductible, which may be included in Operating Expenses), costs of repairs, restoration, replacements or other work occasioned by (1) fire, windstorm or other casualty, (2) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, or (3) the gross negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of same; allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for the exclusive use of tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building (except Common Areas); rental payments made under any ground or underlying lease or leases; costs incurred in connection with financing, refinancing, mortgaging, selling or change of ownership of the Building; Landlord’s general corporate overhead and general and administrative expenses; costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty which are paid by such manufacturer, materialman, vendor or contractor; capital expenditures except those included in Operating Expenses pursuant to Section 9.1(b) above; ground rents; and legal expenses incurred by Landlord relating to the Ground Lease or any matter relating to title to the Property. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Share”).

(d) Notwithstanding anything herein to the contrary, if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to any tenant or tenants who have undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Tenant’s Pro Rata Share of such item of Operating Expenses shall be determined by dividing (i) the Rentable Area of the Premises, by (ii) the Rentable Area of the Building reduced by the Rentable Area of those tenants for whom Landlord does not provide such work or service.

9.2. Commencing on the Term Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord’s estimate of Tenant’s Share of Operating Expenses, including the Property Management Fee, with respect to the Building and the Project, as applicable, for such month, and:

(x) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days following Tenant’s receipt of such statement. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany such statement with payment for the amount of such difference.

(y) Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

(z) As of the Execution Date, Operating Expenses for the Building for calendar year 2014 are estimated to be $7.06 per Square Foot of Rentable Area. Tenant understands and agrees that this is merely Landlord’s good faith estimate and not a guarantee or limit on Operating Expenses. As used herein, the term “Controllable Operating Expenses” shall mean all Operating Expenses other than (v) insurance premiums, (w) costs (including capital expenditures) to comply with new or modified Applicable Laws which were enacted or modified after the Execution Date, (x) snow and ice removal, (y) taxes and other amounts described in Section 9.1(a), and electrical and other utility expenses; and (z) extraordinary expenses resulting from Force Majeure; the term “Opex Cap” shall mean $8.56 per Square Foot of Rentable Area; and the term “Controllable Opex Cap” shall mean the actual Controllable Operating Expenses for calendar year 2015 as determined by Landlord, which Controllable Opex Cap shall increase in 2016, and in each calendar year thereafter, by 5% per year. During calendar year 2014 and 2015, Operating Expenses shall not exceed the Opex Cap. Commencing in calendar year 2016, and in each calendar year thereafter, Controllable Operating Expenses shall not exceed the then-applicable Controllable Opex Cap.

9.3. Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce dollar results substantially consistent with Landlord’s then-current practice at the Project. Landlord or an affiliate(s) of Landlord currently own other property(ies) adjacent to the Project or its neighboring properties (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties. In such a case, Landlord shall reasonably allocate to the Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project).

9.4. Landlord’s annual statement shall be final and binding upon Tenant and Landlord unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses as reasonably determined by Landlord (including all materials on which Landlord relied in making such determination, but excluding internal communications, memoranda, correspondence and the like), and such other information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location where Landlord or its property manager maintains them in the ordinary course of its business, or shall make copies of such books and records available to Tenant in Philadelphia, Pennsylvania. Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Philadelphia area (the “Accountant”) (which cannot be the accountant and accounting firm that conducted the Independent Review). If the parties cannot agree on the Accountant, then the same shall be designated by the local chapter of the American Arbitration Association (“AAA”) or any successor organization thereto, provided that such Accountant shall have at least ten (10) years’ experience in commercial real estate accounting in the Philadelphia area. Within ten (10) days after appointment of the Accountant, Landlord and Tenant shall each simultaneously give the Accountant (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountant shall select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountant may not select or designate any other determination of Operating Expenses. The determination of the Accountant shall bind the parties. If the parties agree or the Accountant determines that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant determines that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals and Landlord agrees, or if the Accountant determines, that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the Accountant, if any, in all events the total cost of which shall not exceed $2,500. If the Accountant agrees with Tenant’s determination of Operating Expenses, Landlord shall pay the cost of the Accountant (not to exceed $1,000). In all other cases, Tenant shall pay the cost of the Independent Review and the Accountant, if any.

9.5. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. Tenant’s responsibility for Tenant’s Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, and (b) the date Tenant has fully vacated the Premises.

9.6. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7. Reserved.

9.8. In the event that the Building is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building been ninety five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.	Taxes on Tenant’s Property.

10.1. Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

10.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the

Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, accompanied by reasonable documentation evidencing that such increase is due to Tenant’s personal property or trade fixtures, repay to Landlord the taxes so paid by Landlord.

10.3. If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the applicable governmental assessor’s office are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

10.4. Tenant shall also pay to the appropriate Governmental Authority, before any penalties or fines are assessed, any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate Governmental Authority to a timely fashion. Tenant shall also pay to Landlord the applicable state sales tax, if any, on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by Applicable Law.

11.	Security Deposit.

11.1. Tenant shall deposit in cash with Landlord the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. The Security Deposit shall be deposited by Tenant as follows: (a) a portion of the Security Deposit equal to two (2) months’ Base Rent shall be deposited with Landlord by the Execution Date, (b) a portion of the Security Deposit equal to four (4) months’ Base Rent shall be deposited with Landlord no later than August 1, 2014 (such that the Security Deposit shall equal six (6) months’ Base Rent as of August 1, 2014), and (c) the balance of the Security Deposit shall be deposited with Landlord by the Term Commencement Date. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease for a period of one hundred twenty (120) days.

11.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5. Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6. Provided that (i) no Default, or event which, with the giving of notice or the passage of time, or both, could become a Default, exists under this Lease, at the time of such request, and (ii) the Financial Condition (defined below) has been satisfied, as evidenced by delivery to Landlord of (x) a certificate executed by an officer of Tenant certifying that the Financial Condition has been satisfied, and (y) reasonable supporting documentation of satisfaction of the Financial Condition, then commencing in the month following the month in which the Financial Condition was satisfied, the Security Deposit may be reduced to an amount equal to six (6) months’ of Base Rent. “Financial Condition” shall mean that Tenant has at least an additional (i) $40,000,000 in cash received from an executed partnership, collaboration or licensing agreement, or (ii) $40,000,000 in Equity (defined below) including any non-dilutive investments that are classified as Equity on Tenant’s balance sheet under GAAP (or a combination (i) and (ii) resulting in an additional $40,000,000) as compared to Tenant’s Equity as of December 31, 2013. As used herein, “Equity” shall mean financial instruments that are classified as equity on Tenant’s balance sheet in accordance with GAAP, including the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 150 -Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

12.	Use.

12.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Landlord represents to Tenant as of the Effective Date that, to the best of Landlord’s knowledge, office and general laboratory uses are permitted in the Building under applicable zoning ordinances.

12.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project applicable to the Tenant’s Improvements and Tenant’s use and occupancy of the Premises, and Tenant shall promptly, upon demand (accompanied by reasonable supporting documentation evidencing that such increase is due to Tenant’s failure to comply with this Section), reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Landlord represents to Tenant as of the Effective Date, to the best of Landlord’s knowledge, the use and occupancy of the Premises for office and general laboratory uses will not invalidate or increase the cost of Landlord’s commercial property insurance covering the Building.

12.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent except as otherwise approved by Landlord in the Approved Plans (it being understood that Tenant intends to install a key-card access system to the Premises as depicted in the Approved Plans). Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings except as otherwise approved by Landlord in the Approved Plans (it being understood that certain windows in the Premises will require specialized window coverings as depicted in the Approved Plans). Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage not removed by Tenant upon the expiration or earlier termination of the Lease. Notwithstanding the foregoing, building-standard interior signs on entry doors to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.

12.8. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.

12.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, (b) use or allow the Premises to be used for immoral or unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

12.11. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord, Wexford-UCSC Joint Venture, LLC, University City Science Center, Wexford Science & Technology, LLC, Wexford Development, LLC and Wexford Science Center 2, LLC, any lender, mortgagee or beneficiary (each, a “Lender”), the Association and their respective affiliates, employees, agents and contractors (all of the foregoing are collectively the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. In addition, Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations within the Premises made subsequent to the Actual Access Date by, or at the request of, Tenant. Except as provided in the preceding sentence, Landlord shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Building Common Areas and Landlord’s Work with the ADA. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

12.12. In addition to the general requirements set forth above, Tenant shall not use, operate, maintain or alter the Premises, or allow or suffer the actions of third parties in their use, operation, maintenance or alteration of the Premises, so as to violate the Tax Credit Requirements, as defined and set forth below.

(a) The terms that follow have the indicated definitions:

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(ii)	“IRS” means the Internal Revenue Service.

(iii)	“New Markets Tax Credits” means federal income tax credits available under Section 45D of the Code, as subsequently modified, amended or replaced to provide substantially the same economic benefits.

(iv)	“Tax Credit Requirements” means all present and future applicable laws, statutes, treaties, rules, orders, ordinances, codes, regulations, requirements, permits, and interpretations by, and applicable judgments, decrees, injunctions, writs and like action, even if unforeseen or extraordinary, necessary or applicable under the Tax Credits for the use and/or maintenance and/or replacement of any part of the Building.

(v)	“Tax Credits” means New Markets Tax Credits.

(vi)	“Treasury Regulations” means regulations, rulings and explanations issued to implement, explain, clarify and define provisions of the Code.

(b) In particular, as may be required under the New Markets Tax Credits, Tenant shall not allow the Premises or any part thereof to be used for any of the following uses:

(i)	any trade or business consisting of the operation of (A) a private or commercial golf course, (B) a country club, (C) a massage parlor, (D) a hot tub facility, (E) a suntan facility, (F) a racetrack, or (G) any facility used for gambling, or (H) any residential purpose;

(ii)	any store the principal business of which is the sale of alcoholic beverages for consumption off-premises; or

(iii)	any other trade, business or activity prohibited to be carried on by any amendment to Section 45D of the Code and the Treasury Regulations thereto, or any other guidance published by the IRS.

12.13. Landlord has financed, or may in the future finance from time to time, all or a portion of the construction of certain improvements on portions of the Property (or other property owned or leased by Landlord or its affiliates in the vicinity of the Property) with certain loans and/or grants that require Landlord to submit reports and information to the lending and/or granting organization. For this purpose, Tenant hereby agrees (i) to fully and accurately complete and deliver to Landlord, within a reasonable time after written request by Landlord, such reports and/or other information (including, without limitation, salary information regarding Tenant’s employees at the Premises) as may be required by the aforementioned lending and/or granting organization(s) from time to time, and (ii) to cooperate with Landlord in complying with the requirements of such loans and/or grants and to provide any information related thereto and requested by Landlord from time to time within a reasonable time after written request therefore. An example of a form currently required to be provided to a lending or granting institution is attached hereto as Exhibit L. Landlord shall treat all information provided by Tenant hereunder in a confidential manner except to the extent that such information is already in the public domain and shall not disclose any such information to any third parties other than the lending and/or granting organizations and Landlord’s counsel, consultants, inspectors, employees, members, accountants, advisers, prospective lenders and/or investors as may be required in connection with such loans or grants. Nothing herein shall preclude or limit Landlord from disclosing such information in connection with a subpoena or other valid or enforceable order of a court of competent jurisdiction or administrative panel or as otherwise required by applicable law.

13.	Rules and Regulations, CC&Rs, Ground Lease, Parking Facilities and Common Areas.

13.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Areas and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F-1 and the rules and regulations from time to time adopted by the 3711 Market Research Condominium Association (the “Association”), together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord and/or the Association in their sole and absolute discretion (collectively, the “Rules and Regulations”), provided that Tenant shall not be bound by any change or addition to the Rules and Regulations that materially adversely affects Tenant’s beneficial use and occupancy of the Premises for the Permitted Use. Tenant shall faithfully observe and comply with the Rules and Regulations. In the event of any breach of any Condominium rules, the Association shall have all remedies in the Declaration and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Condominium rules. Neither Landlord nor the Association shall be responsible to Tenant for the violation or nonperformance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations, but Landlord hereby agrees to enforce the Rules and Regulations in a non-discriminatory manner.

13.2. This Lease is subject to (i) the Ground Lease, (ii) the Declaration and all Bylaws, Rules and Regulations and other documents pertaining to the Condominium and its operations

(collectively, the “Condominium Documents”), and (iii) any other recorded covenants, conditions or restrictions on the Project or Property (all of the foregoing are the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, provided that Tenant shall not be bound by any change or addition to the CC&Rs that materially adversely affects Tenant’s beneficial use and occupancy of the Premises for the Permitted Use. Tenant acknowledges receipt of copies of the CC&Rs prior to the date hereof. Tenant shall comply with the CC&Rs.

13.3. Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right to access the freight loading dock and freight elevators, at no additional cost.

13.4. Pursuant to a side letter of even date herewith between Tenant and Wexford-UCSC II, LP, Wexford-UCSC II, LP has agreed to provide certain parking licenses to Tenant for parking spaces in the garage located in the Condominium.

14.	Project Control by Landlord.

14.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Project; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, landscaping, lobbies and entrances; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located. The Condominium Common Areas, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repair thereof are hereby reserved to the Association. The Association reserves the right to alter, improve, modify and, to the extent necessary to temporarily block off access to portions of the Condominium Common Areas in accordance with the terms of the Declaration, provided, however, that so long as Landlord or an affiliate thereof controls the Association, Landlord shall use reasonable efforts to ensure that such rights are exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises.

14.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord in common with Tenant.

14.3. If Landlord does not control the Association, Landlord shall enforce the Declaration in a commercially reasonable manner in accordance with the terms of the Declaration and in its capacity as a Unit Owner thereunder.

14.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective purchasers or tenants during the final year of the Term and current and prospective lenders at any time during the Term. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), the Association, its agents or employees may enter the Premises at all reasonable times (including normal business hours), and at any time in the event of an emergency, in order to make repairs, alterations, improvements and additions to the Condominium Common Areas required of the Association under the terms of the Declaration; provided, however, to the extent that Landlord controls the Association, Landlord shall use reasonable efforts to ensure that such rights are exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Notwithstanding anything contained herein to the contrary, except in the event of an emergency, Landlord shall not enter (and so long as Landlord controls the Association, Landlord shall not permit the Association to enter) any areas reasonably designated by Tenant as “clean space” without Tenant’s prior consent, but neither Landlord nor the Association shall have any liability to Tenant if this results in delays in the performance of any services or obligations. Notwithstanding anything to the contrary in this Lease, if Tenant’s use and occupancy of the premises for the Permitted Use is materially adversely affected by Landlord’s entry into the Premises for repairs or maintenance (and such repairs or maintenance do not result from an act or omission of Tenant or any Tenant Party or Tenant’s failure to comply with its repair and maintenance obligations hereunder) for more than five (5) consecutive business days following written notice to Landlord, then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall be abated commencing on the later to occur of (i) the first (1st) business day after such interruption, or (ii) the date on which Tenant ceases its use and occupancy of the Premises (or portion thereof) for the Permitted Use, until the Premises are again usable by Tenant for the Permitted Use.

15. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16.	Utilities and Services.

16.1. Commencing on the Term Commencement Date, Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water if provided in the Building), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant or obtained directly by Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as part of Tenant’s Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Electrical service at an average of 8 watts per the Rentable Area of the Premises shall be provided to the Premises (including electricity used for the air handling units exclusively servicing the Premises and for any rooftop equipment installed by Tenant with Landlord’s express written consent), and shall be submetered to the Premises (which submetering shall be installed by Tenant as part of the Tenant Improvements) and paid by Tenant at Landlord’s actual cost thereof. In the event that the Building is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building been fully occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities.

16.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); regulations, moratoria or other actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord and as a direct result of Landlord’s negligence or willful misconduct, the provision of HVAC (as defined below) or other utilities or services to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted, then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall be abated commencing on the later to occur of (i) the sixth (6th) business day after such interruption, or (ii) the date on which Tenant ceases its use and occupancy of the Premises (or portion thereof) for the Permitted Use, until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated. In the event of any interruption of HVAC or other utilities or services that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities or services to the Premises.

16.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) other than customary office equipment and machines that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services; provided, however, the installation and use in the Premises of the improvements and equipment contemplated by the Approved Plans shall not be deemed to violate the foregoing.

16.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services, provided that this provision shall not apply to the operation of the equipment contemplated by the Approved Plans or the Base Building Documents on a 24/7/365 basis in connection with the Permitted Use.

16.6. Landlord shall provide water in Common Areas for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Areas for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.7. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and, except as provided in Section 16.2, Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence.

16.8. Landlord will install a back-up generator in the basement of the Building and connect the Generator to the Premises’ emergency electrical panel (the “Generator”). Tenant shall be entitled to use up to four (4) watts per Square Foot of Rentable Area of power from the Generator on a non-exclusive basis with other tenants in the Building provided that such use shall be subject to any power from the Generator required for the Common Area. The cost of maintaining, repairing and replacing the Generator shall constitute Operating Expenses. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Generator in good working condition, but shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need for such repairs or maintenance. The provisions of Section 16.2 of this Lease shall apply to the Generator. Landlord shall permit Tenant to install its own generator in the Building in a location mutually agreeable to Landlord and Tenant. The parties anticipate that such Generator will be located on the roof of the Building in accordance with Section 45 hereof.

16.9. For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and (b) subject to Subsection 16.9(a), furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and except as otherwise expressly provided in Section 16.2 hereof, Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

16.10. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord within thirty (30) days following Landlord’s request, copies of invoices or statements for such utilities from the preceding 12-month period and proof of the payment of the same. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least twenty-four (24) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers at Tenant’s sole cost and expense. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.11. In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Project with electric energy, or for any other reason not attributable to Landlord’s gross negligence or willful misconduct.

16.12. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then-established charges therefor of Landlord or its designated contractor, as the case may be. Tenant may elect, by written notice to Landlord, to furnish and install such replacement lighting tubes, lamps, bulbs and ballasts.

16.13. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Project’s distribution of electricity via the Project’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Project as allocated by Landlord to various areas of the Project) connect any fixtures, appliances or equipment (other than normal business machines and general laboratory equipment) to the Building’s or Project’s electric system or make any alterations or additions to the electric system of the Premises existing on the date hereof. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Tenant’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of this Lease). Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment. The installation in the Premises of the improvements and equipment contemplated by the Approved Plans shall not be deemed to violate the foregoing.

16.14. If required by Applicable Law, Landlord may, upon sixty (60) days’ prior written notice to Tenant, discontinue Landlord’s provision of electric energy hereunder. If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant’s obligation to pay Landlord additional charges under Section 16.9 for electric energy thereafter supplied to the Premises shall cease. As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company supplying electric energy to the Project, and Tenant shall pay all costs and expenses of obtaining such direct electrical service. Such electric energy shall be furnished to Tenant by means of the Building’s then-existing system feeders, risers and wiring. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord, and reimbursed by Tenant as an Operating Expense.

16.15. The parties hereto agree to comply with all mandatory and voluntary energy, water or other conservation controls or requirements applicable to the Building issued by the Federal, State, county, municipal or other applicable governments, the U.S. Green Building Council or Green Building initiative or its successors or peer organizations, or any public utility or insurance carrier including, without limitation, controls on the permitted range of temperature settings in buildings or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building, provided that Landlord shall not agree to any voluntary controls or requirements that have the effect of materially adversely affecting Tenant’s beneficial use and occupancy of the Premises for Tenant’s actual business operations in the Premises on a 24/7/365 basis consistent with the Permitted Use. Any terms or conditions of this Lease that conflict or interfere with compliance by Landlord with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder.

16.16. Landlord shall provide janitorial services to the Common Areas and the portions of the Premises used solely for office use in accordance with standards for other similar research/office buildings in the Science Center District and for the Premises in accordance with Exhibit G attached hereto.

16.17. Landlord’s Services. In addition to the services to be provided by Landlord in accordance with the other provisions of this Section 16, Landlord agrees that in consideration of Tenant’s performance of its obligations under this Lease, Landlord shall provide the following services from and after the Term Commencement Date (the cost of which services shall be reimbursed to Landlord as an Operating Expense):

(a) Elevator. Elevator service for three (3) passenger elevators and one (1) freight elevator available for call at all times (subject to temporary unavailability for maintenance thereof but with at least two elevators subject to call at all times). The availability of the freight elevator shall be subject to Landlord’s reasonable scheduling and rules and regulations for the Building (except in the event of an emergency).

(b) Security. Security services consistent with similar office/research buildings in the University City District.

(c) Water. Hot and cold running water in reasonable quantities in the Premises.

(d) Building Common Areas. Landlord shall keep and maintain the Building Common Areas reasonably clean and in good working order and repair, and the sidewalks, and driveways on the Property clean and in reasonably good repair, including, without limitation, sweeping and keeping the same free from unreasonable accumulations of snow and ice.

(e) Management. General management, including supervision, inspections and management functions in a manner consistent with similar office/research buildings in the University City District.

(f) Access to the Premises. Tenant and its employees shall have access to the Premises 24/7/365.

17.	Alterations.

17.1. Tenant shall make no alterations, additions or improvements other than the Tenant Improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration materially or adversely (in Landlord’s reasonable discretion) affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, except with respect to Cosmetic Alterations (defined below), Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Thousand Dollars ($100,000) annually, (z) such

Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities provided that Tenant is given reasonable prior notice of the location of such facilities.

17.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4. Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5. Except with respect to Cosmetic Alterations, before commencing any Alterations, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work. Notwithstanding the foregoing, Landlord shall not require Tenant to secure a completion and lien indemnity bond for Alterations costing less than $250,000 individually or in the aggregate (with respect to any particular project).

17.6. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7. The Premises plus any Alterations, Signage, Tenant Improvements, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, additions and improvements attached to or built into the Premises, made by either of the Parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; business and trade fixtures; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise and notifies Tenant of such election) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit H attached hereto (which Exhibit H may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s reasonable written consent) constitute Tenant’s property, and such Tenant’s property and all wiring and cabling installed by or on behalf of Tenant in the Premises or in the utility closets of the Building, shall be removed by Tenant upon the expiration or earlier termination of the Lease. Simultaneously with Landlord’s final approval the Approved Plans, Landlord shall advise Tenant in writing as to what Tenant Improvements (if any) must be removed by Tenant at the expiration or earlier termination of this Lease.

17.8. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9. If Tenant shall fail to remove any of its property from the Premises required hereunder to be removed by Tenant prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10. Tenant shall pay to Landlord, within ten (10) business days following Landlord’s written request therefor, an amount equal to Landlord’s reasonable actual third-party costs and expenses incurred by Landlord in plan review, coordination, scheduling and supervision of Tenant’s Alterations. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11. Except with respect to Cosmetic Alterations, within one hundred twenty (120) days after final completion of the Tenant Improvements or any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements and Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations or Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

18.	Repairs and Maintenance.

18.1. Other than Condominium Common Areas located at the Property, if any, that are to be maintained by the Association pursuant to the Declaration (which, if Landlord controls the Association, Landlord shall cause the Association to maintain in accordance with the Declaration), Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including roofing and covering materials; foundations; exterior walls; plumbing; common fire sprinkler systems (if any); common heating, ventilating, air conditioning systems; common elevators; exterior windows, and common electrical systems.

18.2. Except for services of Landlord, if any, required by Section 18.1 hereof, Tenant will take good care of the Premises and the fixtures and improvements therein (including, without limitation, all walls, doors, ceilings and lighting fixtures) and all electrical, plumbing, mechanical and HVAC equipment exclusively serving the Premises (but excluding all common utilities and common HVAC systems and all electrical, plumbing, mechanical and HVAC equipment serving portions of the Building other than the Premises), will make (a) all repairs thereto (excluding structural repairs unless caused by Tenant’s acts or omissions), whether foreseen or unforeseen, ordinary or extraordinary (but excluding repairs required as a result of a casualty or condemnation, which shall be addressed in accordance with Sections 24 and 25 hereof), and (b) replacements to the Tenant Improvements, all so as to keep the Premises in a first class condition and state of repair, subject to normal wear and tear, and will neither commit nor suffer any active or permissive waste or injury thereof. Tenant’s responsibilities shall include the maintenance, repair and replacement of all of Tenant’s signage (both interior and exterior) and all other facilities and equipment of Tenant located outside of the Premises and all improvements, systems, equipment, and other installations, including, without limitation, all related lines, conduits, pipes, cabling, connections and the like, located outside of the Premises that were installed by Tenant or installed by Landlord exclusively for Tenant pursuant to this Lease. Tenant’s responsibilities in conjunction therewith shall also include, but not be limited to, the regular painting and decorating of the Premises so as to maintain the Premises in a first-class condition and state of repair, subject to normal wear and tear (provided Tenant shall not be obligated to repaint the Premises during the last two (2) years of the Term, as it may be extended). All building standard bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant’s cost and expense and must comply with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant’s sole cost and expense by persons or contractors selected by Tenant and consented to in writing by Landlord. Tenant shall, at Tenant’s expense, but under the direction of Landlord, by contractors selected by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant’s contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises. Tenant shall be responsible for all janitorial service and trash removal from the Premises. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separate and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. In the event that Landlord timely fails to make a repair or perform maintenance inside the Premises that is Landlord’s obligation pursuant to this Lease, Tenant may notify Landlord of such failure and, if Landlord does not make the repair or perform the maintenance within thirty (30) days after Landlord’s receipt of such notice (or, if such repair or maintenance cannot reasonably be completed with such period, within the period of time reasonably required (so long as Landlord begins the repair or maintenance within such period and diligently prosecutes the same to completion)), Tenant may perform the repair or maintenance and Landlord shall reimburse Tenant for its reasonable out-of-pocket costs for performing the same within thirty (30) days after receipt of an invoice from Tenant therefor. Notwithstanding anything in this Section to the contrary, before performing any such repairs or maintenance, Tenant shall notify Landlord of Tenant’s intent to do so and shall reasonably coordinate with Landlord and any other tenants of the Project that may be affected the need for such repairs or maintenance.

18.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease provided that such entry does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises for the Permitted Use.

18.5. Landlord and Tenant acknowledge and agree that pursuant to the Declaration, the Association, and not Landlord, is responsible for the maintenance, repair and replacement of the Condominium (other than the Units) and the Condominium Common Areas. The cost of the foregoing items shall be included in Common Expenses in accordance with the Declaration and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 9 hereof. All services, maintenance, repairs and replacements performed by the Association or its agents pursuant to this Section 18 shall be deemed to have been performed on behalf of Landlord and all costs incurred by the Association or its agents in the performance of such services, maintenance, repairs and replacements shall be included in Common Expenses in accordance with the Declaration and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 9 hereof.

18.6. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.7. Unless otherwise expressly excluded from Operating Expenses pursuant to the terms hereof, costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses. Notwithstanding the foregoing and subject to the provisions of Section 23.7 hereof, to the extent that the cost of such repairs and maintenance caused by Tenant’s acts, neglect, fault or omissions exceeds the limits of any insurance maintained or required to be maintained by Tenant pursuant to this Lease but are covered by insurance maintained or required to be maintained by Landlord under this Lease, then Landlord shall file a claim for such excess pursuant to Landlord’s insurance and Tenant shall reimburse Landlord for the deductible therefor within thirty (30) days after receipt of an invoice therefor.

19.	Liens.

19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work or services performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within twenty (20) days after the date on which Tenant obtains knowledge thereof, at Tenant’s sole cost and expense.

19.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1 within the time period set forth in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within twenty (20) days after Tenant obtains knowledge of the filing of such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20. Estoppel Certificate. Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project. If Tenant fails to deliver such statement within such prescribed time and such failure continues for more than three (3) business days following written notice thereof from Landlord, such failure shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

21.	Hazardous Materials.

21.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any subtenant, licensee or assignee of Tenant or any of its or their employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlord) or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are reasonably necessary to return the Project, any portion thereof or any adjacent property as nearly as practicable to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding the foregoing, Landlord shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims resulting from the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by a Tenant Party. If any Hazardous Materials are placed on the Property by Landlord or any Landlord Party and such Hazardous Materials present a reasonable threat to the health of persons or property, then Landlord covenants and agrees to remove or remediate, to the extent required under and in accordance with Applicable Law, any such Hazardous Materials. If any Hazardous Materials are placed on the Property by another tenant or occupant or third party and such Hazardous Materials present a reasonable threat to the health of persons or property, notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord, Tenant is unable to use and occupy the Premises for the Permitted Use as a result of such Hazardous Materials, then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall be abated commencing on the later to occur of (i) the first (1st) business day after such interruption, or (ii) the date on which Tenant ceases its use and occupancy of the Premises (or portion thereof) for the Permitted Use, until the Premises are again usable by Tenant for the Permitted Use.

21.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord no later than thirty (30) days prior to the initial occupancy of any portion of the Premises, or the initial placement of equipment anywhere at the Project (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) if there are any changes to the Hazardous Materials Documents, or (n) Tenant initiates any Alterations or changes in its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review of Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.3. Notwithstanding the provisions of Sections 21.1 21.2 or 21.9, if (a) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any such proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

21.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized exclusively by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord (if due to Tenant’s failure to comply with the terms hereof) after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials that Tenant’s is responsible to remove or remediate, and Landlord is unable to relet all or any portion of the Premises as a result thereof, then Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8. As used herein, the term “Hazardous Material” means (a) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority, and (b) and (i) “chemotherapeutic waste”, “infectious waste” or “medical waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (ii) “radioactive waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biological which are being stored at a laboratory prior to laboratory testing, and/or (v) similar laboratory wastes and materials.

21.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the International Building Code as adopted by the city or municipality(ies) in which the Project is located (the “IBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) exceeds the amount of Hazardous Materials used by Tenant prior to such Transfer such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the IBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.10. The handling, transportation, generation, management, disposal, processing, treatment, storage and use by Tenant of Hazardous Materials in or about the Premises shall be subject to the rules and regulations set forth in Exhibit K hereof and any and all reasonable and non-discriminatory additional rules and regulations promulgated by Landlord from time to time regarding the same or any aspect thereof (which rules and regulations may be amended, modified, deleted or added from time to time by Landlord) (collectively, the “Hazmat Rules”) provided that any additional or modified Hazmat Rules shall not materially adversely affect Tenant’s beneficial use and occupancy of the Premises for Tenant’s actual business operations in the Premises consistent with the Permitted Use. All of the Hazmat Rules shall be effective upon written notice thereof to Tenant. Tenant will cause all of its agents, employees, invitees, contractors, licensees, subtenants or assignees, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Hazmat Rules. In the event of any breach of any Hazmat Rules, Landlord shall have all remedies in this Lease provided for in the event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Hazmat Rules. Landlord shall enforce the Hazmat Rules in a non-discriminatory manner.

22. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

22.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises unless such odors and fumes are vented in accordance with Section 22.2 below.

22.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord may reasonably require. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s reasonable approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors produced in the Premises in a manner that goes beyond the requirements of Applicable Laws.

22.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term, and nothing herein (including Landlord’s approval of the Tenant Improvements) shall preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5. If Tenant fails to install satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time, or such longer period of time as may be reasonably necessary if such odors are not harmful and do not adversely affect other tenants or occupants in the Building, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23.	Insurance; Waiver of Subrogation.

23.1. Except as otherwise provided in Section 23.10 below, Landlord shall maintain insurance for the Building and the Project (including the portion of the Tenant Improvements that are made a part of or affixed to the Building after completion of construction thereof) in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, or such other costs that would not be incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns), providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, in addition to insuring the Tenant Improvements to the extent set forth above, Landlord may, but shall not be deemed required to, provide insurance for any other improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3. Prior to entering into the Premises for purposes of constructing the Tenant Improvements or any part thereof, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) with insurers lawfully authorized to do business in the state where the Project is located, Tenant shall, at its own cost and expense, procure and maintain in effect the following insurance policies:

(a) Commercial General Liability insurance on a broad-based occurrence coverage form, with limits of not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate for bodily injury (including death) and for property damage with respect to the

Premises (including $100,000 fire legal liability (each loss)) with a Two Million Dollar ($2,000,000) products and completed operations aggregate; and pollution and environmental liability insurance covering the environmental risks of Tenant’s business with limits of not less than One Million Dollars ($1,000,000) per incident and not less than Two Million Dollars ($2,000,000) in the aggregate, with respect to environmental contamination and pollution of the Premises caused by Tenant. Such environmental coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises.

(b) Commercial property insurance with special causes of loss coverage, including earthquakes and flood insurance, insuring Tenant’s interest in any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein (collectively, “Tenant’s Property”), such insurance coverage to be equal to the full insurable value of Tenant’s Property.

(c) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

(d) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease (policy limit), Five Hundred Thousand Dollars ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000).

(e) During all construction by Tenant at the Premises, with respect to tenant improvements or alterations being constructed, adequate builder’s risk insurance (naming Landlord and Landlord’s mortgagees from time to time as loss payees as their interests may appear), together with the insurance required in Exhibit B-3.

23.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, the Association, Ground Lessor, BioMed Realty, L.P., BioMed Realty Trust, Inc., University City Science Center, Wexford-UCSC Joint Venture, LLC, Wexford Science & Technology, LLC, Wexford Development, LLC and Wexford Science Center 2, LLC and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant and Tenant’s use or occupancy of the Premises. Said insurance shall be with companies authorized to do business in the state in which the Project is located and at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of insurance evidencing all coverages required herein to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given), or if Tenant’s carrier is unwilling or unable to provide such notice, Tenant shall provide written notice to Landlord in accordance with this Section. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant’s policies shall contain dedicated or per location limits endorsements so that the amounts of insurance required herein shall not be prejudiced by losses at other locations. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

23.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building, the Property or the Project, (b) Ground Lessor and any other landlord under any lease whereunder Landlord is a tenant of the Property and (c) any management company retained by Landlord to manage the Project.

23.7. Landlord, Tenant and each of their respective insurers hereby waive any and all rights of recovery or subrogation against one another or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other as respects any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, each party agrees to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the other party for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 23.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this

Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section 23.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

23.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of tenants leasing premises for the Permitted Use by reasonably prudent landlords of properties similar to the Project.

23.9. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses, including the insurance premiums and costs of any policies required to be carried under this Article or that Landlord elects to carry in connection with its ownership, operation and management of the Project.

23.10. The Association shall maintain the insurance required to be maintained by the Association pursuant to the Declaration, and the costs of such insurance shall be included in Common Expenses (as defined in the Declaration) and Tenant shall be responsible to pay its Pro Rata Share of such amounts as are assessed against the Unit or Landlord as the Unit Owner in accordance with Section 9 hereof.

24.	Damage or Destruction.

24.1. In the event of a partial destruction of (a) the Premises or (b) Common Areas of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, and (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within eighteen (18) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, if the Affected Areas are not actually repaired, reconstructed and restored within (I) eighteen (18) months after the date of the Damage Repair Estimate, or (II) such longer restoration period as may have been provided in the Damage Repair Estimate if the Damage Repair Estimate provided for a restoration period in excess of 18 months and Tenant did not terminate this Lease in accordance with Section (y) below, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than thirty (30) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), at any time after the expiration of the restoration period provided for in the Damage Repair Estimate (as the same may be extended pursuant to Section 24.6), but in no event later than thirty (30) days after Tenant receives a second Damage Repair Estimate from Landlord (which Landlord may deliver to Tenant at Landlord’s election if Landlord does not complete the repair, reconstruction or restoration within the period set forth in the first Damage Repair Estimate). If Tenant does not terminate this Lease within 30 days after receipt of the second Damage Repair Estimate (as set forth above), and Landlord does not complete such repair, reconstruction and restoration within the period set forth in the second Damage Repair Estimate (and such delay was not the result of delays caused by Tenant), then Tenant may terminate this Lease by giving Landlord written notice at any time after the expiration of the period set forth in the second Damage Repair Estimate.

24.3. As soon as reasonably practicable, but in any event within ninety (90) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within ninety (90) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.

24.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure (not to exceed 6 months) or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis.

24.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless (i) such upgrades were originally provided at Landlord’s expense, or (ii) if such upgrades were originally provided at Tenant’s expense, Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

24.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

25.	Eminent Domain.

25.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2. In the event of a partial taking of (a) a material portion of the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

26.	Surrender.

26.1. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.	Holding Over.

27.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses and other utility costs. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages. At Tenant’s request and for information purposes only (without affecting or limiting Tenant’s liability hereunder) Landlord shall advise Tenant as to the anticipated timing of occupancy for the tenant taking possession of the Premises after Tenant.

27.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28.	Indemnification and Exculpation.

28.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of the presence at or use or occupancy of the Premises or Project by a Tenant Party, (b) an act or omission on the part of any Tenant Party, (c) a breach or default by Tenant in the performance of any of its obligations hereunder, (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly caused by Landlord or any Landlord Indemnitee’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 23.7, 28.2 and 31.12 and any subrogation provisions contained in the Work Letter, Landlord agrees to defend, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims arising out of the gross negligence or willful misconduct of Landlord, its agents, employees, licensees and contractors occurring in the Common Areas and the Premises, excepting, however, liability caused by or resulting from any negligence or willful misconduct of Tenant or any Tenant Party.

28.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of either written notice by Tenant, or Landlord’s actual knowledge, of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein, (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease.

28.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building, the Condominium or the Project, or of any other third party.

28.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

28.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29.	Assignment or Subletting.

29.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord. Notwithstanding the foregoing, Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part thereof to any person or entity that, by way of a bona fide, arms-length transaction with legitimate business purposes not intended to circumvent the Landlord’s consent rights set forth in this Article 29, (i) as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant, (ii) acquires all or substantially all of Tenant’s assets or (iii) is a successor to Tenant as a result of any merger, consolidation or similar transaction resulting in the change of control of Tenant (“Tenant’s Affiliate”), provided that (x) Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer to Tenant’s Affiliate and otherwise comply with the requirements of this Lease regarding such Transfer, and (y) that the person that will be the tenant under this Lease after the Exempt Transfer has a net worth that is equal to or greater than $50,000,000, and (z) such transfer will not jeopardize directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Revenue Code (as defined below) or violate any of the restrictions in clauses (w), (x), (y) and (z) of Section 29.3 below (an “Exempt Transfer”). For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Except with respect to an Exempt Transfer, in no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project (when there exists available suitable space at the Project for such tenant) or that is in discussions or negotiations with Landlord to lease premises at the Project. The following shall constitute a Transfer under this Lease, but shall not require the prior written consent of Landlord: (a) the issuance of stock by Tenant for sale to the public in an initial public offering (provided that any notices or information required to be provided to Landlord under this Article shall be subject to any reporting and disclosure requirements or limitations under Applicable Law), or (b) the issuance of stock by Tenant for sale on a private basis and further provided that such private issuance of stock is a bona fide, arms-length transaction with legitimate business purposes not intended to circumvent the Landlord’s consent rights set forth in this Article 29.

29.2. In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3. Landlord, in determining whether consent should be given to a proposed Transfer other than an Exempt Transfer, may give consideration to (a) the financial strength of Tenant and such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) in connection with a sublease, Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4. The following are conditions precedent to a Transfer (including an Exempt Transfer) or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b) If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d) Tenant shall reimburse Landlord for Landlord’s actual out of pocket costs and expenses (not to exceed $1,500 provided that this Lease is not amended in connection therewith), including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(e) If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid or provided by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(f) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(g) Landlord’s consent to any such Transfer shall be effected on Landlord’s commercially reasonable forms;

(h) Tenant shall not then be in Default hereunder in any respect;

(i) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(j) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(k) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(l) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(m) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(n) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6. The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8. If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee other than in connection with an Exempt Transfer, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

29.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30.	Subordination and Attornment.

30.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. Upon request of Tenant, and at Tenant’s sole cost and expense, Landlord shall obtain and deliver to Tenant (i) a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit E-1 from any present Mortgagee and in the form attached hereto as Exhibit E-2 from Ground Lessor, and (ii) from any future Mortgagee such Mortgagee’s customary form of written subordination, non-disturbance and attornment agreement in recordable form providing, among other things, that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the Mortgagee on such customary terms and conditions as such Mortgagee may reasonably require, Tenant’s rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the Mortgagee in any action or proceeding to foreclose thereunder.

30.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.

30.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

31.	Defaults and Remedies.

31.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord (i) within five (5) days after Tenant’s receipt of written notice from Landlord of such failure, which written notice shall only be provided by Landlord twice in any twelve (12) month period, or (ii) after the provision by Landlord of the aforementioned two (2) notices in any 12-month period, within three (3) days following the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier.

Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Reserved;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than forty-five (45) days after Tenant’s receipt of written notice from Landlord;

(d) Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s or Guarantor’s assets;

(f) Tenant or Guarantor files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant or Guarantor pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant or Guarantor under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Reserved.

(i) Tenant fails to deliver an estoppel certificate in accordance with Article 20;

(j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or

(k) Guarantor fails to observe or perform any obligation or covenant contained in such Guarantor’s guaranty.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work on the Tenant Improvements or any Alterations;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i) The sum of:

A. The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B. The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D. Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii) At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 31.5(c)(i)(A) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to either (Y) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present value of the market rent for the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (Z) twelve (12) months (or such lesser number of months as may then be remaining in the Term, and in all events no more than 25% of the total number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to release the Premises, and other factors; and that the Election Amount is not a penalty.

As used in Sections 31.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 31.5(c)(i)(C) the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

31.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7. If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, Landlord shall use reasonable efforts to mitigate its damages in connection with a Default by Tenant but only after Landlord has recovered possession of the Premises. Notwithstanding the foregoing, Landlord’s obligation to use reasonable efforts to mitigate its damages shall not require Landlord to (A) favor leasing the Premises over leasing any other vacant space held by Landlord at such time; (B) lease the Premises to a tenant or tenants at less than fair market rental rates or on terms less acceptable to Landlord than the terms typically accepted by Landlord in similar leases; (C) lease the Premises to tenants which, in the absence of a duty to mitigate, Landlord would find unsuitable for any reason; or (D) provide an improvement allowance to any replacement tenant unless providing an improvement allowance is market in the University City real estate market for buildings similar to the Building at such time, and then only to the extent of such market tenant improvement allowance. Any obligation imposed by Applicable Law upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to any party to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise. Tenant hereby waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania of 1951, as the same may be amended from time to time.

31.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord an opportunity to cure such default (which cure period shall be equal to the cure period provided to Landlord hereunder commencing on the date that such beneficiary, mortgagee or landlord receives the notice of default from Tenant, or such longer period of time as may be provided in the subordination, non-disturbance and attornment agreement executed by Tenant and such party); provided that Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

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31.14. THIS SECTION SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT FOR POSSESSION OF THE PREMISES. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT:

(a) UPON A DEFAULT BY TENANT, OR WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF A DEFAULT BY TENANT OR ANY OTHER REASON WHATSOEVER, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR A RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT, UPON NOT LESS THAN FIVE (5) DAYS PRIOR WRITTEN NOTICE TO TENANT, TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD’S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS BY TENANT, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS SET FORTH ABOVE, TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AS SET FORTH ABOVE TO RECOVER POSSESSION OF THE PREMISES.

(b) IN ANY ACTION, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR LANDLORD SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE. IF A TRUE COPY OF THIS LEASE SHALL BE FILED IN SUCH ACTION (AND SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE OF THE TRUTH OF SUCH COPY), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(c) TENANT EXPRESSLY AGREES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, THAT ANY JUDGMENT, ORDER OR DECREE ENTERED AGAINST IT BY OR IN ANY COURT OR MAGISTRATE BY VIRTUE OF THE POWERS OF ATTORNEY CONTAINED IN THIS LEASE SHALL BE FINAL, AND THAT TENANT SHALL NOT TAKE AN APPEAL, CERTIORARI, WRIT OF ERROR, EXCEPTION OR OBJECTION TO THE SAME, OR FILE A MOTION OR RULE TO STRIKE OFF OR OPEN OR TO STAY EXECUTION OF THE SAME, AND RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT ALL ERRORS IN SUCH PROCEEDINGS AND ALL LIABILITY THEREFOR.

(d) THE RIGHT TO ENTER JUDGMENT AGAINST TENANT AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THIS LEASE HEREIN PROVIDED FOR, AT THE OPTION OF ANY ASSIGNEE OF LANDLORD’S INTEREST UNDER THIS LEASE, MAY BE EXERCISED BY ANY ASSIGNEE OF LANDLORD’S RIGHT, TITLE AND INTEREST IN THIS LEASE IN TENANT’S OWN NAME, NOTWITHSTANDING THE FACT THAT ANY OR ALL ASSIGNMENTS OF SUCH RIGHT, TITLE AND INTEREST MAY NOT BE EXECUTED OR WITNESSED IN ACCORDANCE WITH THE ACT OF ASSEMBLY OF MAY 28, 1715, 1 SM. L. 94, AND ALL SUPPLEMENTS AND AMENDMENTS THERETO THAT HAVE BEEN OR MAY HEREAFTER BE PASSED. TENANT HEREBY EXPRESSLY WAIVES THE REQUIREMENTS OF SUCH ACT OF ASSEMBLY AND ANY AND ALL APPLICABLE LAWS REGULATING THE MANNER OR FORM IN WHICH SUCH ASSIGNMENTS SHALL BE EXECUTED AND WITNESSED.

TENANT UNDERSTANDS THAT IN GRANTING THESE RIGHTS TO CONFESS JUDGMENT, TENANT WAIVES ITS RIGHTS TO NOTICE AND HEARING BEFORE ENTRY OF JUDGMENT AND EXECUTION ON THAT JUDGMENT. TENANT HAS DISCUSSED THE MEANING AND EFFECT OF THESE CONFESSION OF JUDGMENT PROVISIONS WITH ITS OWN INDEPENDENT COUNSEL, OR HAS HAD A REASONABLE OPPORTUNITY TO DO SO.

Tenant’s Initials

NOTWITHSTANDING THE FOREGOING, if Tenant becomes a publicly traded company and/or issues stock on a “national securities exchange” or any national foreign securities exchange, and has a market capitalization of not less than $250,000,000, then the foregoing Confession of Judgment shall be deemed null and void and of no further force and effect. For purposes of this Lease, “national securities exchange” shall be defined as a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934.

32. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.	Brokers.

33.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Jones Lang LaSalle and Cushman & Wakefield of Pennsylvania, Inc. (collectively, “Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

34. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Project, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Project, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Project. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35.	Limitation of Liability.

35.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2. Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.

35.3. If Tenant is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Tenant’s obligations under this Lease, and no partner of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Tenant except as may be necessary to secure jurisdiction of the partnership or joint venture. If Tenant is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Tenant’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Tenant. If Tenant is a limited liability company, then the members of such limited liability company shall not be personally liable for Tenant’s obligations under this Lease, and no member of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Tenant except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Tenant shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Tenant.

35.4. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

36.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37.	Representations.

(a) Tenant warrants and represents that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Property is located, (iii) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (v) neither (A) the execution, delivery or performance of this Lease nor (B) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

(b) Landlord warrants and represents that (i) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Landlord has and is duly qualified to do business in the state in which the Property is located, (iii) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this

Lease on behalf of Landlord is duly and validly authorized to do so and (v) neither (B) the execution, delivery or performance of this Lease nor (B) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party. In addition, Landlord warrants and represents that none of (x) it, nor (y) its affiliates or partners is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, employees, partners, investors and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one business (1) day after deposit on a business day with a reputable national overnight delivery service, if given if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.8 through and including 2.12, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40.	Miscellaneous.

40.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent fiscal year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within thirty (30) days following the completion thereof, but in no event later than one hundred eighty (180) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s fiscal year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all material respects shall suffice for purposes of this Section. Tenant shall not be obligated to deliver the foregoing financial statements so long as such financial information is publicly available.

40.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5. Neither party shall record this Lease or a memorandum hereof.

40.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

40.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

40.8. Time is of the essence with respect to the performance of every provision of this Lease.

40.9. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.10. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary. Notwithstanding anything in this Lease to the contrary, in every instance where Landlord’s consent or approval is required, Landlord shall be entitled to withhold its consent, if any party whose consent Landlord must obtain under the Ground Lease denies consent to such request.

40.11. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.12. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.16. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.17. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord or Tenant unless executed in writing by the party against whom enforcement is sought. The waiver by Landlord or Tenant of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.18. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41. Option to Extend Term. Tenant shall have one (1) option (the “Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

41.1. Base Rent at the commencement of the Option term shall equal the then-current fair market value for comparable office and laboratory space in the University City submarket of Philadelphia of comparable age, quality, level of finish and proximity to amenities and public transit (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by two and one-half percent (2.5%). Landlord shall, within fifteen (15) days after receipt of Tenant’s extension election, give Tenant a written proposal of such FMV. If Tenant does not accept the FMV, Tenant shall notify Landlord in writing within fifteen (15) days following receipt of Landlord’s determination (Tenant’s failure to deliver written notice shall be deemed Tenant’s approval and acceptance of the FMV determined by Landlord), then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Landlord notified Tenant of Landlord’s determination of FMV, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of laboratory/research and development leasing in the University City submarket of Philadelphia (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the AAA. The Baseball Arbitrator selected by the parties or designated by the AAA shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Philadelphia submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of the Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

41.2. The Option is not assignable separate and apart from this Lease.

41.3. The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least eighteen (18) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

41.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option if an uncured Default exists at the time Tenant exercises the Option or at the commencement of the extended Term.

41.5. The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 41.4.

41.6. All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 31.1 has become payable for any such default, whether or not Tenant has cured such defaults.

42. Reserved.

43. Reserved.

44.	Landlord’s Lien Waiver, Security Interests, Rights of Distraint.

Landlord hereby waives any statutory or common law landlord’s lien now existing or hereafter arising in Tenant’s Property, including any rights of levy or distraint for rent.

45.	Rooftop Installation Area.

45.1. Tenant may use a portion of the roof reasonably acceptable to Landlord and Tenant (the “Rooftop Installation Area”) for installation of equipment as described in the Approved Plans (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.

45.2. Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

45.3. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

45.4. If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

45.5. Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

45.6. The Rooftop Installation Area shall constitute part of the Premises for all purposes under this Lease, excepting only the following:

(a) Base Rent payable on account of any portion of the Rooftop Installation Area located indoors (in the mechanical penthouse or otherwise) shall be $10.00 per square foot of Rentable Area subject to annual increase of two and one-half percent (2.5%) over the Base Rent for the immediately preceding twelve (12) month period. The Base Rent for the Rooftop Installation Area during any renewal period shall be determined in accordance with Article 41 but with respect to space comparable to the Rooftop Installation Area.

(b) The Rentable Area of the Rooftop Installation Area shall not be included in the Rentable Area of the Premises or the Building for purposes of computing Tenant’s Pro Rata Share of Operating Expenses, Tenant’s Pro Rata Share of Taxes, or any payments, credits, allowances or other payments payable to Tenant by Landlord under this Lease which are computed based upon the Rentable Area of the Premises. The Rentable Area of the Rooftop Installation Area shall be determined in accordance with Section 6.1 hereof.

(c) Landlord will furnish such space with freight elevator service and, with respect to any Rooftop Installation Space located indoors and at Tenant’s cost, electricity for lights and plugs and freeze protection heating, but shall not be required to furnish any janitorial, passenger elevator (as distinguished from freight elevator) or other types or quantities of utilities or building service to such space, unless requested and paid for by Tenant in accordance with this Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

WEXFORD-UCSC 3737, LLC, a Delaware limited liability company

By:	Wexford-UCSC 3737 Joint Venture, LLC, a Delaware limited liability company, manager

	By:	University City Science Center, a Pennsylvania nonprofit corporation, member

	By:	/s/ Curtis M. Hess
	Name:	Curtis M. Hess
	Title:	Vice President

	By:	Wexford Science Center 2, LLC a Maryland limited liability company, member

	By:	/s/ Daniel C. Cramer
	Name:	Daniel C. Cramer
	Title:	Sr. Vice President

TENANT:

SPARK THERAPEUTICS, LLC a Delaware, limited liability company

By:	/s/ Jeffrey D. Marrazzo
Name:	Jeffrey D. Marrazzo
Title:	President and CEO

EXHIBIT A

PREMISES

(Legal Description of Condominium)

ALL THAT CERTAIN commercial condominium unit identified as “Unit 8” in the property known, named and identified as “3711 Market Research Condominium” located in the 24th Ward of the City of Philadelphia, Commonwealth of Pennsylvania, which has heretofore been submitted to the provisions of the Uniform Condominium Act 68 PA.C.S. 3101 et. seq. by the recording in the Philadelphia County Department of Records of a Declaration of Condominium of 3711 Market Research Condominium, a Condominium dated 3/29/2007 and recorded on 4/3/2007 as Document No. 51664044, as such Declaration was amended by First Amendment to Declaration of Condominium of 3711 Market Research Condominium dated 8/18/2008 and recorded 8/21/2008 as Document No. 51956264, together with the proportionate undivided interest in the Common Elements (as defined in such Declaration) appurtenant to Unit 8 as set forth in such Declaration.

A-1

EXHIBIT B-1

Base Building Plans and Specifications

[Attached]

B-1-1

3737 Science Center Core Shell Drawing List	September 9, 2013

discipline & sheet number	sheet title
GENERAL

A0.00	COVER SHEET
A0.01	SHEET INDEX
A0.02	GENERAL PROJECT NOTES, ABBREV. AND MATERIAL LEGEND
A1.01	SITE PLAN/SETOUT PLAN
A1.02	ENLARGED SITE PLANS
A1.03	3737 FIRST LEVEL AND 3711 FIRST LEVEL PARKING PLAN
A1.04	3737 FIRST LEVEL AND 3711 SECOND LEVEL PARKING PLAN
A1.05	3737 SECOND LEVEL AND 3711 THIRD LEVEL PARKING PLAN
A1.06	3737 SECOND LEVEL AND 3711 FOURTH LEVEL PARKING PLAN
A1.07	3737 THIRD LEVEL AND 3711 FIFTH LEVEL PARKING PLAN
A1.08	3737 THIRD LEVEL AND 3711 SIXTH LEVEL PARKING PLAN

DEMOLITION

AD1.21	ARCHITECTURAL DEMOLITION PLANS
AD1.22	ARCHITECTURAL DEMOLITION ELEVATION

CIVIL

C1.0	EXISTING SITE PLAN
C1.1	EXISTING SIRE & SITE CLEARING PLAN
C1.2	PROPOSED SITE PLAN
C1.3	CONSTRUCTION DETAILS
C1.4	CONSTRUCTION DETAILS
C1.5	SPOT ELEVATION AND GRADING PLAN
C1.6	PROPOSED UTILITY PLAN
C1.7	DRAINAGE DETAILS
C1.8	DRAINAGE & MISCELLANEOUS DETAILS
C1.9	DRAINAGE DETAILS
C1.10	EROSION CONTROL PLAN
C1.11	EROSION CONTROL DETAILS
C1.12	TRUCK TURNING TEMPLATE
C1.13	TRAFFIC CONTROL PLAN
CR1.0	CURB RAMP DESIGNS

LIFE SAFETY

LS0.01	CODE SUMMARY
LS1.01	PHASE 1 AND II COMPOSITE LIFE SAFETY DIAGRAMS
LS1.02	PHASE 1 AND II COMPOSITE LIFE SAFETY DIAGRAMS
LS2.00	BASEMENT LEVEL - LIFE SAFETY

B-1-2

3737 Science Center Core Shell Drawing List	September 9, 2013

LS2.01	FIRST LEVEL-LIFE SAFETY
LS2.01A	3711 PARKING LEVEL 2 - LIFE SAFETY
LS2.02	SECOND LEVEL - LIFE SAFETY
LS2.03	THIRD LEVEL-LIFE SAFETY
LS2.04	FOURTH LEVEL - LIFE SAFETY
LS2.05	FIFTH LEVEL - LIFE SAFETY
LS2.06	SIXTH LEVEL - LIFE SAFETY
LS2.07	SEVENTH LEVEL - LIFE SAFETY
LS2.08	EIGHTH LEVEL-LIFE SAFETY
LS2.09	NINTH LEVEL-LIFE SAFETY
LS2.10	TENTH LEVEL - LIFE SAFETY
LS2.11	ELEVENTH LEVEL - LIFE SAFETY
LS2.12	TWELFTH LEVEL - LIFE SAFETY
LS2.13	THIRTEENTH LEVEL - LIFE SAFETY
LS2.14	PENTHOUSE LEVEL - LIFE SAFETY

ARCHITECTURAL

A2.00	BASEMENT LEVEL – PLAN
A2.01	FIRST LEVEL – PLAN
A2.01A	3711 PARKING LEVEL 3 – PLAN
A2.02	SECOND LEVEL-PLAN
A2.03	THIRD LEVEL-PLAN
A2.04	FOURTH LEVEL – PLAN
A2.05	FIFTH LEVEL-PLAN
A2.06	SIXTH LEVEL – PLAN
A2.07	SEVENTH LEVEL-PLAN
A2.08	EIGHTH LEVEL-PLAN
A2.09	NINTH LEVEL-PLAN
A2.10	TENTH LEVEL – PLAN
A2.11	ELEVENTH LEVEL-PLAN
A2.12	TWELFTH LEVEL-PLAN
A2.13	THIRTEENTH LEVEL-PLAN
A2.14	PENTHOUSE LEVEL-PLAN
A2.15	ROOF LEVEL-PLAN
A2.00ES	BASEMENT LEVEL - SLAB EDGE
A2.01ES	FIRST LEVEL-SLAB EDGE
A2.02ES	SECOND LEVEL-SLAB EDGE
A2.03ES	THIRD LEVEL - SLAB EDGE
A2.04ES	FOURTH LEVEL-SLAB EDGE
A2.05ES	FIFTH LEVEL-SLAB EDGE
A2.06ES	SIXTH LEVEL - SLAB EDGE
A2.07ES	SEVENTH LEVEL - SLAB EDGE
A2.08ES	EIGHTH LEVEL-SLAB EDGE
A2.09ES	NINTH LEVEL-SLAB EDGE
A2.10ES	TENTH LEVEL - SLAB EDGE

B-1-3

3737 Science Center Core Shell Drawing List	September 9, 2013

A2.11ES	ELEVENTH LEVEL - SLAB EDGE
A2.12ES	TWELFTH LEVEL-SLAB EDGE
A2.13ES	THIRTEENTH LEVEL - SLAB EDGE
A2.14ES	PENTHOUSE LEVEL - SLAB EDGE
A3.01	BUILDING ELEVATION – SOUTH
A3.02	BUILDING ELEVATION – NORTH
A3.03	BUILDING ELEVATION – EAST
A3.04	BUILDING ELEVATION – WEST
A3.05	BUILDING ELEVATION – MISCELLANEOUS
A3.06	ENLARGED PENTHOUSE ELEVATIONS
A3.07	ENLARGED PENTHOUSE ELEVATIONS
A3.10	BUILDING SECTION
A3.11	BUILDING SECTION
A3.12	BUILDING SECTION
A3.13	BUILDING SECTION
A3.14	PARKING RAMP / GARAGE ELEV. VESTIBULE - ENLGD PLAN AND SECTION
A3.15	PARKING RAMP - ENLARGED SECTIONS
A3.17	LOADING DOCK
A3.20	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.21	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.22	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.23	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.24	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.25	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.26	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.27	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.28	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.29	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.30	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.31	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.32	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.33	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.34	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.35	ENLARGED PLANS, SECTIONS AND ELEVATIONS
A3.40	ENLARGED PLANS, SECTIONS AND ELEVATIONS - CANOPY
A4.01	WATERPROOFING SCOPE PLANS
A4.02	WATERPROOFING DETAILS
A4.03	WATERPROOFING DETAILS
A4.04	WATERPROOFING DETAILS
A4.10	EXTERIOR DETAILS
A4.11	EXTERIOR DETAILS
A4.12	EXTERIOR DETAILS

B-1-4

3737 Science Center Core Shell Drawing List	September 9, 2013

A4.13	EXTERIOR DETAILS
A4.14	EXTERIOR DETAILS
A4.15	EXTERIOR EXPANSION JOINT DETAILS
A4.16	SIGNAGE DETAILS
A4.17	EXTERIOR DETAILS
A4.18	EXTERIOR DETAILS
A4.19	EXTERIOR DETAILS
A4.20	PENTHOUSE DETAILS
A4.30	CANOPY DETAILS
A4.40	TYPICAL ROOF DETAILS
A4.50	EXTERIOR DETAIL ELEVATIONS
A5.01	STAIR #1 - ENLARGED PLANS AND SECTION
A5.02	STAIR #1 - ENLARGED PLANS AND SECTION
A5.03	STAIR #2 - ENLARGED PLANS AND SECTION
A5.04	STAIR #2 - ENLARGED PLANS AND SECTION
A5.11	STAIR DETAILS
A5.12	STAIR DETAILS
A5.20	ELEVATORS - PE1 AND PE2 - ENLARGED PLANS AND SECTIONS
A5.21	ELEVATORS - PE3, PE4, PES AND SE1 - ENLARGED PLANS AND SECTIONS
A5.22	ELEVATORS - PE3, PE4, PE5 AND SE1 - ENLARGED PLANS AND SECTIONS
A5.23	ELEVATORS - PE6 AND PE7 - ENLARGED PLANS AND SECTIONS
A6.01	TOILET ROOMS - ENLARGED PLANS AND ELEVATIONS
A7.01	INTERIOR ELEVATIONS
A7.02	INTERIOR ELEVATIONS
A7.03	INTERIOR ELEVATIONS
A8.01	INTERIOR WALL PARTITION TYPES
A8.02	BACKING DETAILS AND MOUNTING HEIGHT
A8.03	PARTITION DETAILS
A8.04	PARTITION DETAILS
A8.05	INTERIOR DETAILS FLOOR AND THRESHOLD
A8.10	DOOR SCHEDULE
A8.11	DOOR TYPES AND DETAILS
A8.12	INTERIOR DETAILS
A8.13	INTERIOR DETAILS
A8.14	INTERIOR DETAILS
A8.15	INTERIOR DETAILS
A8.20	ROOM FINISH SCHEDULE
A8.21	ENLARGED PLANS BENCH AND DESKS
A9.00	BASEMENT LEVEL REFLECTED CEILING PLAN
A9.01	FIRST LEVEL REFLECTED CEILING PLAN

B-1-5

3737 Science Center Core Shell Drawing List	September 9, 2013

A9.01A	3711 PARKING LEVEL 2 REFLECTED CEILING PLAN
A9.02	SECOND LEVEL REFLECTED CEILING PLAN
A9.02A	SECOND LEVEL REFLECTED CEILING PLAN (ALTERNATE)
A9.03	THIRD LEVEL REFLECTED CEILING PLAN
A9.04	FOURTH LEVEL REFLECTED CEILING PLAN
A9.05	FIFTH LEVEL REFLECTED CEILING PLAN
A9.06	SIXTH LEVEL REFLECTED CEILING PLAN
A9.07	SEVENTH LEVEL REFLECTED CEILING PLAN
A9.08	EIGHTH LEVEL REFLECTED CEILING PLAN
A9.09	NINTH LEVEL REFLECTED CEILING PLAN
A9.10	TENTH LEVEL REFLECTED CEILING PLAN
A9.11	ELEVENTH LEVEL REFLECTED CEILING PLAN
A9.12	TWELFTH LEVEL REFLECTED CEILING PLAN
A9.13	THIRTEENTH LEVEL REFLECTED CEILING PLAN
A9.14	PENTHOUSE LEVEL REFLECTED CEILING PLAN
A10.00	BASEMENT LEVEL FINISH PLAN
A10.01	FIRST LEVEL FINISH PLAN
A10.01A	3711 PARKING LEVEL 2 FINISH PLAN
A10.02	SECOND LEVEL FINISH PLAN
A10.03	THIRD LEVEL FINISH PLAN
A10.04	FOURTH LEVEL FINISH PLAN
A10.05	FIFTH LEVEL FINISH PLAN
A10.06	SIXTH LEVEL FINISH PLAN
A10.07	SEVENTH LEVEL FINISH PLAN
A10.08	EIGHTH LEVEL FINISH PLAN
A10.09	NINTH LEVEL FINISH PLAN
A10.10	TENTH LEVEL FINISH PLAN
A10.11	ELEVENTH LEVEL FINISH PLAN
A10.12	TWELFTH LEVEL FINISH PLAN
A10.13	THIRTEENTH LEVEL FINISH PLAN
A10.14	PENTHOUSE LEVEL FINISH PLAN

STRUCTURAL

S0.01	STRUCTURAL COVER SHEET
S0.02	SPECIAL INSPECTIONS SCHEDULE
S2.00	FOUNDATION & BASEMENT PLAN
S2.01	FIRST FLOOR FRAMING PLAN
S2.01A	FIRST FLOOR ELEVATED SLAB REINFORCING PLAN
S2.02	RAMP & CANOPY FRAMING PLAN
S2.03	SECOND FLOOR FRAMING PLAN
S2.04	THIRD FLOOR FRAMING PLAN
S2.05	FOURTH FLOOR FRAMING PLAN
S2.06	FIFTH FLOOR FRAMING PLAN
S2.07	TYPICAL CLINICAL FLOOR (6TH THROUGH 8TH) FRAMING PLAN

B-1-6

3737 Science Center Core Shell Drawing List	September 9, 2013

S2.08	NINTH FLOOR FRAMING PLAN
S2.09	TYPICAL LAB FLOORS (10TH THROUGH 11TH) FRAMING PLAN
S2.09A	12TH & 13TH FLOORS FRAMING PLAN
S2.10	PENTHOUSE/LOW ROOF FRAMING PLAN
S2.11	UPPER ROOF FRAMING PLAN
S3.00	TYPICAL FOUNDATION SCHEDULES, SECTIONS & DETAILS
S3.01	TYPICAL FOUNDATION SCHEDULES, SECTIONS & DETAILS
S3.02	TYPICAL FOUNDATION SECTIONS & DETAILS
S3.03	FOUNDATION DETAILS @ 3711
S3.04	FIRST LEVEL FRAMING SECTIONS
S3.0S	RAMP SECTION AND DETAILS
S4.01	SUPERSTRUCTURE TYPICAL SECTIONS & DETAILS
S4.02	SUPERSTRUCTURE TYPICAL SECTIONS & DETAILS
S4.03	SUPERSTRUCTURE SECTIONS & DETAILS
S4.04	SUPERSTRUCTURE SECTIONS & DETAILS
S4.05	SUPERSTRUCTURE SECTIONS & DETAILS
S5.01	COLUMN SCHEDULE
S5.02	FRAME ELEVATIONS
S5.03	FRAME ELEVATIONS
S5.04	TYPICAL FRAME DETAILS
S6.00	GSPP TENANT IMPROVEMENT
S7.00	PCSC TENANT IMPROVEMENT
S8.00	TENANT IMPROVEMENT DETAILS AND SECTIONS

MECHANICAL

M0.01	SYMBOLS, NOTES AND ABBREVIATIONS
M2.00	BASEMENT MECHANICAL PLAN
M2.01	FIRST FLOOR MECHANICAL PLAN
M2.02	SECOND FLOOR MECHANICAL PLAN
M2.03	THIRD FLOOR MECHANICAL PLAN
M2.04	FOURTH FLOOR MECHANICAL PLAN
M2.05	FIFTH FLOOR MECHANICAL PLAN
M2.06	SIXTH FLOOR MECHANICAL PLAN
M2.07	SEVENTH FLOOR MECHANICAL PLAN
M2.08	EIGHTH FLOOR MECHANICAL PLAN
M2.09	NINTH FLOOR MECHANICAL PLAN
M2.10	TENTH FLOOR MECHANICAL PLAN
M2.11	ELEVENTH FLOOR MECHANICAL PLAN
M2.12	TWELFTH FLOOR MECHANICAL PLAN
M2.13	THIRTEENTH FLOOR MECHANICAL PLAN
M2.0P	PENTHOUSE MECHANICAL PLAN

B-1-7

3737 Science Center Core Shell Drawing List	September 9, 2013

M2.14N	PENTHOUSE MECHANICAL PLAN - NORTH
M2.14S	PENTHOUSE MECHANICAL PLAN - SOUTH
M3.01	AIRFLOW RISER DIAGRAM
M3.02	CHILLED WATER FLOW DIAGRAM
M3.03	CONDENSER WATER RISER DIAGRAM
M3.04	STEAM/HOT WATER FLOW DIAGRAM
M3.05	FUEL OIL RISER DIAGRAM
M4.01	MECHANICAL SECTIONS
M4.02	MECHANICAL SECTIONS
M4.03	MECHANICAL SECTIONS
MS.01	DETAILS
M5.02	DETAILS
MS.03	DETAILS
M5.04	DETAILS
M6.01	MECHANICAL SCHEDULES
M6.02	MECHANICAL SCHEDULES

ELECTRICAL

E0.01	SYMBOL, ABBREVIATIONS & NOTES
E2.00	BASEMENT ELECTRICAL POWER PLAN
E2.00A	UNDERGROUND CONDUIT ROUTING
E2.01	FIRST FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.01.1	PARTIAL PARKING LEVEL LIGHTING, POWER AND SYSTEMS PLAN
E2.02	SECOND FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.03	THIRD FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.04	FOURTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.05	FIFTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.06	SIXTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.07	SEVENTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.08	EIGHTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.09	NINTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.10	TENTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.11	ELEVENTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.12	TWELFTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN
E2.13	THIRTEENTH FLOOR ELECTRICAL POWER AND SYSTEMS PLAN

B-1-8

3737 Science Center Core Shell Drawing List	September 9, 2013

E2.14	PENTHOUSE ELECTRICAL POWER AND SYSTEMS PLAN
E3.01	NORMAL POWER ELECTRICAL SINGLE LINE DIAGRAM
E3.01_ALT	ALTERNATE NORMAL POWER ELECT. SINGLE LINE DIAGRAM
E3.02	EMERGENCY POWER ELECTRICAL SINGLE LINE DIAGRAM
E5.01	GROUNDING AND LIGHTNING PROTECTION PLAN
ES.01A	GROUNDING AND LIGHTNING PROTECTION DETAILS
E5.02	GROUNDING PLAN
E5.03	FIRE ALARM RISER AND DETAILS
E5.04	EQUIPMENT DETAIL
E5.05	GROUNDING AND LIGHTING PROTECTION DETAILS
ES.06	LIGHTING CONTROL WIRING DIAGRAMS
E5.07	DOOR DETAILS
E5.08	TELE/DATA RISER DIAGRAM
E6.01	LIGHTING FIXTURE SCHEDULE
E6.02	PANEL SCHEDULES
E6.03	PANEL SCHEDULES
E6.04	PANEL SCHEDULES
E6.0S	PANEL SCHEDULES

LIGHTING

EL2.00	BASEMENT LIGHTING PLAN
EL2.01	FIRST FLOOR LIGHTING PLAN
EL2.02	SECOND FLOOR LIGHTING PLAN
EL2.03	THIRD FLOOR LIGHTING PLAN
EL2.04	FOURTH FLOOR LIGHTING PLAN
EL2.05	FIFTH FLOOR LIGHTING PLAN
EL2.06	SIXTH FLOOR LIGHTING PLAN
EL2.07	SEVENTH FLOOR LIGHTING PLAN
EL2.08	EIGHTH FLOOR LIGHTING PLAN
EL2.09	NINTH FLOOR LIGHTING PLAN
EL2.10	TENTH FLOOR LIGHTING PLAN
EL2.11	ELEVENTH FLOOR LIGHTING PLAN
EL2.12	TWELFTH FLOOR LIGHTING PLAN
EL2.13	THIRTEENTH FLOOR LIGHTING PLAN
EL2.14	PENTHOUSE LIGHTING PLAN
TELE/DATA
ES3.01	TELE-DATA RISER

PLUMBING

P0.01	SYMBOLS, NOTES AND ABBREVIATIONS
P2.00	PLUMBING BASEMENT FLOOR PLAN
P2.00-1	BASEMENT FLOOR PLAN - DEWATERING SYSTEM
P2.00-LL	PLUMBING BASEMENT LOWER LEVEL DEWATERING SYSTEM

B-1-9

3737 Science Center Core Shell Drawing List	September 9, 2013

P2.00-U	PLUMBING BASEMENT LEVEL PLAN - UNDERGROUND
P2.01	FIRST FLOOR PLAN
P2.01-U	PLUMBING FIRST LEVEL PLAN - UNDERGROUND
P2.02	SECOND FLOOR PLAN
P2.02.1	PLUMBING CANOPY PLAN
P2.03	THIRD FLOOR PLAN
P2.04	FOURTH FLOOR PLAN
P2.05	FIFTH FLOOR PLAN
P2.06	SIXTH FLOOR PLAN
P2.07	SEVENTH FLOOR PLAN
P2.08	EIGHTH FLOOR PLAN
P2.09	NINTH FLOOR PLAN
P2.10	TENTH FLOOR PLAN
P2.11	ELEVENTH FLOOR PLAN
P2.12	TWELFTH FLOOR PLAN
P2.13	THIRTEENTH FLOOR PLAN
P2.14	PENTHOUSE FLOOR PLAN
P2.15	ROOF PLAN
P3.01	DOMESTIC WATER RISER DIAGRAM
P3.01-U	PLUMBING STORM RISER DIAGRAM - UNDERGROUND
P3.02	SANITARY RISER DIAGRAM BASEMENT LEVEL
P3.02-U	PLUMBING DRAINAGE RISER DIAGRAM - UNDERGROUND
P3.03	SANITARY RISER DIAGRAM CORE & SHELL
P3.04	STORM RISER DIAGRAM
P3.0S	LAB WASTE RISER DIAGRAM
P4.01	ENLARGED PLANS
P4.02	PLUMBING ENLARGED PLANS
PS.01	DETAILS
P5.01-U	PLUMBING DETAILS - UNDERGROUND
PS.02	DETAILS
P5.02-U	PLUMBING DETAILS
P5.03	DETAILS
P6.01	SCHEDULES
P6.01-U	PLUMBING SCHEDULE - UNDERGROUND
P6.02	SCHEDULES

FIRE PROTECTION

FP0.00	FIRE PROTECTION COVER SHEET
FP2.00	BASEMENT FLOOR PLAN
FP2.01	FIRST FLOOR PLAN
FP2.02	SECOND AND THIRD FLOOR PLAN
FP2.03	FOURTH FLOOR PLAN
FP2.04	FIFTH THROUGH SEVENTH FLOOR PLAN

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3737 Science Center Core Shell Drawing List	September 9, 2013

FP2.05	EIGHTH FLOOR PLAN
FP2.06	NINTH THROUGH ELEVENTH FLOOR PLAN
FP2.07	TWELFTH FLOOR PLAN
FP2.08	THIRTEENTH FLOOR PLAN
FP2.0P	PENTHOUSE FLOOR PLAN
FP2.0R	ROOF PLAN
FP3.01	FIRE RISER DIAGRAM
FP5.01	FIRE PROTECTION DETAILS

BUILDING AUTOMATION SYSTEMS

BA0.01	MISCELLANEOUS CONTROL DIAGRAMS
BA1.01	TYP VAV CLINICAL AIR HANDLING UNIT CONTROL DIAGRAM
BA1.01A	TYP VAV CLINICAL AHU SEQUENCE OF OPERATION
BA1.02	TYP VAV RESEARCH & DEVPMNT AHU CONTROL DIAGRAM
BA1.02A	TYP VAV RESEARCH & DEVPMNT AHU SEQUENCE OF OPERATION
BA1.03	VAV LABORATORY EXHAUST FANS CONTROL DIAGRAM
BA1.04	CHILLED WATER/CHILLED BEAMS SYSTEM CONTROL DIAGRAM
BA1.04A	CHILLED WATER/CONDENSER WATER SYSTEM SEQUENCE OF OPERATION
BA1.05	CONDENSER WATER SYSTEM CONTROL DIAGRAM
BA1.06	HEATING HOT WATER SYSTEM CONTROL DIAGRAM
BA1.07	TYPICAL TERMINAL UNITS CONTROL DIAGRAMS
BA1.08	MISCELLANEOUS CONTROL DIAGRAMS
BA1.09	MISCELLANEOUS CONTROL DIAGRAMS
BA1.10	FUEL OIL STATION CONTROL DRAWING

VERTICAL TRANSPORTATION

VT2.01	HIGH RISE PASSENGER ELEVATORS PE1 AND PE2
VT2.02	CLINICAL PASSENGER ELEVATORS PE3 TO PE5
VT2.03	SERVICE ELEVATOR SE1
VT2.04	GARAGE PASSENGER ELEVATORS PE6 AND PE7

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EXHIBIT B-2

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the      day of March, 2014, by and between WEXFORD-UCSC 3737, LLC, a Delaware limited liability company (“Landlord”), and SPARK THERAPEUTICS, LLC, a Delaware limited liability company (“Tenant”), and is attached to and made a part of that certain Lease of even date herewith (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 3737 Market Street, Philadelphia, PA. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.	General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Joseph Reagan as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Joseph La Barge (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, as long as such schedule will not interfere with Landlord’s Work. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3. Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval

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Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time. Landlord hereby approves Genesis Engineering as Tenant’s construction manager.

2. Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements prior to Landlord’s expenditure of all or any portion of the TI Allowance. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and cease funding any TI Allowance until Tenant has paid such additional Excess TI Costs towards the costs of the Tenant Improvements. If Tenant fails to pay any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Tenant Improvements shall be performed in accordance with Article 17 of the Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Lease, the terms of this Work Letter shall govern.

2.1. Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval to be provided within five (5) business days after receipt of the revised Draft Schematic Plans, not to be unreasonably withheld, conditioned or delayed. If Landlord fails to approve or object to the Draft Schematic Plans within the timeframes set forth herein, and such failure continues for five (5) days after Landlord’s receipt of a second notice from Tenant (which notice shall state at the top in BOLD CAPITAL FONT that Landlord’s failure to approve or

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object to such plans within five (5) days shall constitute Landlord’s deemed approval of such plans), then Landlord shall be deemed to have approved such Draft Schematic Plans. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2. Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. If Landlord fails to approve or object to the Construction Plans within the timeframes set forth herein, and such failure continues for five (5) days after Landlord’s receipt of a second notice from Tenant (which notice shall state at the top in BOLD CAPITAL FONT that Landlord’s failure to approve or object to such plans within five (5) days shall constitute Landlord’s deemed approval of such plans), then Landlord shall be deemed to have approved such Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change

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Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4. Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule (“Tenant’s Estimate”). Landlord shall have five (5) business days after receipt of Tenant’s Estimate to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request. If Tenant’s Estimate states that (x) the Landlord-initiated Change will cause delay in the Schedule (including Tenant’s estimate of such delay) and (y) as a result of such delay, Tenant will be unable to commence operating its business in the Premises by the Estimated Term Commencement Date, and thereafter, Landlord elects to proceed with such Landlord-initiated Change under clause (b) above, then the Rent Commencement Date shall be delayed by one (1) day for each day after the Estimated Term Commencement Date that Tenant is unable to commence operating its business in the Premises solely as a result of such Change (provided that such day-for-day abatement of the Rent Commencement Date shall not exceed the number of days of delay set forth in Tenant’s Estimate).

2.5. Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion of the Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

3. Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter (including, without limitation, the Construction Rules attached to the Lease as Exhibit F-2) and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (u) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens in the forms attached to the Lease as Exhibit B-5 (provided that Tenant shall not be required to deliver a

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lien waiver for any subcontract(s) costing less than $10,000 individually and less than $50,000 in the aggregate), and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iii) no security interests relating to the Tenant Improvements are outstanding, (v) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a temporary certificate of occupancy for the Premises for the Permitted Use (provided that Tenant shall subsequently obtain and deliver to Landlord a final certificate of occupancy)), (w) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (x) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans, (y) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.

4.	Insurance.

4.1. Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be earned on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2. Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

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5. Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.	TI Allowance.

6.1. Application of TI Allowance. Landlord shall contribute, in the following order, the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance, after any Excess TI Costs advanced by Tenant have been applied toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire Base TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the Base TI Allowance. Tenant may apply the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2. Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.

6.3. Fund Requests. Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the Tenant Improvements in the form attached to the Lease as Exhibit B-5, then Landlord shall, within thirty (30) days following receipt by

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Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved TI Budget or as a result of Tenant’s decision to pay for the Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter), the amount of Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 6.2, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 6.2 above and Article 4 of the Lease.

7.	Miscellaneous.

7.1. Incorporation of Lease Provisions. Sections 40.6 through 40.18 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

7.2. General. Except as otherwise set forth in the Lease or this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

7.3. Cooperative Workforce.

(a) As part of or in connection with any work, improvements or construction performed by, for, on behalf of or at the request of Tenant with respect to the Premises, Landlord and Tenant shall take no action or make any omission or permit any action or omission to occur that would result in any work stoppage, picketing, labor disruption, dispute or unrest, or any interference with the work or business of Landlord, or any tenant, occupant or other user of the Building (or any part thereof), or with the rights and privileges of any customer, guest, invitee or other person(s) lawfully in and upon the Building (or any part hereof) (all of the aforesaid, “Labor Disputes”). In connection with the foregoing, Landlord and Tenant agree to engage the services of (and Tenant and Landlord shall require its separate contractors and subcontractors to employ) only such contractors, subcontractors and labor as will work in harmony and without causing any Labor Dispute with each other, with Landlord’s and/or Tenant’s contractors and subcontractors or with the contractors or subcontractors of all others working in or upon the Real Property or any part thereof. Furthermore, only contractors or subcontractors who have been duly licensed by the authority having jurisdiction over the appropriate profession or trade and which have been approved in writing by Landlord may perform any portion of any improvements in or upon the Premises.

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(b) In the event of any Labor Disputes, Landlord or Tenant shall immediately commence and pursue diligently to completion all necessary action to resolve and remedy the Labor Disputes. Tenant agrees to defend Landlord, Landlord’s general contractor for the Landlord’s Work (“Landlord’s Contractor”), and Landlord’s other contractors, utilizing counsel reasonably acceptable to Landlord, and to indemnify and hold harmless Landlord, Landlord’s Contractor and Landlord’s other contractors, from and against any and all injury, loss, damage, claims, liabilities, judgments, awards, penalties, expenses and costs, of whatever nature, including, without limitation, legal fees and related costs, to any person or property caused by or resulting from any Labor Disputes created by any failure of Tenant to utilize union contractors, subcontractors and labor.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the date first written above.

LANDLORD:

WEXFORD-UCSC 3737, LLC, a Delaware limited liability company

By:	Wexford-UCSC 3737 Joint Venture, LLC, a Delaware limited liability company, manager

	By:	University City Science Center, a Pennsylvania nonprofit corporation, member

	By:	/s/ Curtis M. Hess
	Name:	Curtis M. Hess
	Title:	Vice President

	By:	Wexford Science Center 2, LLC a Maryland limited liability company, member

	By:	/s/ Daniel C. Cramer
	Name:	Daniel C. Cramer
	Title:	Sr. Vice President

TENANT:

SPARK THERAPEUTICS, LLC a Delaware, limited liability company

By:	/s/ Jeffrey D. Marrazzo
Name:	Jeffrey D. Marrazzo
Title:	President and CEO

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EXHIBIT B-3

TENANT WORK

INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant Contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant Contractors or by any person directly or indirectly employed by Tenant or any Tenant Contractors, or by any person for whose acts Tenant or any Tenant Contractors may be liable:

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant Contractors’ employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant Contractors or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant Contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant Contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability: Bodily Injury and Property Damage	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

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b.	Commercial Automobile Liability: Bodily Injury and Property Damage	$1,000,000 per accident

c.	Employer’s Liability: Each Accident Disease - Policy Limit Disease - Each Employee	$500,000 $500,000 $500,000

d.	Umbrella Liability: Bodily Injury and Property Damage	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $5,000,000 per occurrence / aggregate.

All subcontractors for Tenant Contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord, or if the carriers are be unwilling or unable to provide such notice, Tenant shall (and shall cause its contractors and subcontractors to) provide written notice to Landlord in accordance with this Section. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for three (3) years following completion of the Tenant Work and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. Landlord and its mortgagees shall be named as an additional insureds under Tenant Contractors’ Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of Contractors. Contractors and each of their insurers shall provide waivers of subrogation as respects any claims covered, or which should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

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Exhibit B-4

Section 1: The following portions of Landlord’s Work are Substantially Complete as of the Execution Date.

Floor:	In place.

Curtain Wall:	Panelized curtain wall systems will be fully installed excepting at hoist and tower crane.

Core areas:	Layout of core areas shall be completed.

Top track installation for all core areas shall be completed

Spray on Fireproofing:	Completed Stairs: Installed and usable with temporary rails

Section 2: Landlord shall use commercially reasonable efforts to cause the following portions of Landlord’s Work to be Substantially Complete by May 1, 2014.

Core areas:	Dry wall partitions at core perimeter, service elevator lobby and stair and elevator shaftwalls shall be completed and taped

Electrical, sprinkler and HVAC rough-in shall be completed

Service elevator lobby finishes shall be completed (temporary protection in place)

Common area toilets partitions, vanity supports and rough ins shall be completed

Curtain Wall:	Slab edge insulation and firesafing shall be completed excepting at hoist and tower crane.

Exterior wall insulation, vapor barrier, wall framing and window stools shall be completed excepting at hoist and tower crane.

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EXHIBIT B-5

Form of Lien Waivers

CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

(Contractor)

To (Owner):

Contractor:

Agreement Date:

Project Name:

Project Address:

Supporting Documents Attached Hereto:

1.	Contractor’s Conditional Waiver and Release upon Progress Payment

2.	Separate waivers and releases from the following subcontractors and material and equipment suppliers:

a.

b.

c.

d.

e.

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CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Upon receipt by the undersigned of a check from
(Maker of Check)

in the sum of $ payable to
(Amount of Check) (Payee or Payees of Check)

and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of                                                               located at

                    (Owner)

to the following extent. This release covers
(Job Location)

a progress payment for labor, services, equipment, or material furnished to through only and does not
(Your Customer) (Date)

cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Subject to payment of the amount stated above, the undersigned warrants and represents that (a) all materials delivered to the project by or for the undersigned are for use therein only, (b) title to all work, material and equipment, whether or not incorporated into the project, has passed to the project owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”), (c) all taxes applicable to the materials furnished and the work performed by the undersigned have been fully paid and (d) all laborers, mechanics, subcontractors (direct or indirect) and material suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the project by the undersigned and for any other indebtedness connected therewith for which the owner of the project might be responsible have been paid in full.

Subject to payment of the amount stated above, the undersigned, for itself and its successors, and on behalf of all persons able to claim through or under the undersigned, (i) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction, improvement, alteration or repair involved in performance by the undersigned through the release date, (ii) agrees to indemnify, defend, save and hold harmless the owner from

B-5-2

all liability, costs and expenses, including reasonable attorneys’ fees, incurred by owner in (A) discharging (by payment, bond or otherwise) or defending suit to enforce any mechanics’ or materialmen’s lien, or any claim to or right of action for such lien, that may be filed and (B) satisfying any claims or demands arising out of, due or that may be made, directly or indirectly attributable to the undersigned or otherwise connected with the project, any work performed or supplies furnished by the undersigned thereunder, or in furtherance of the construction or completion of the undersigned’s work or otherwise connected with the project through the release date and (iii) hereby releases the owner and any future owner of the project and the project itself from all claims, rights of action, liabilities and liens that may be filed or asserted in connection with the undersigned’s contract or otherwise in connection with the project on account of labor or materials furnished by the undersigned through the release date.

Dated:
(Company Name)

By:
(Title)]

B-5-3

SUBCONTRACTORS’ LIEN WAIVERS

[Please attach]

B-5-4

CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

(Contractor)

To (Owner):

Contractor:

Agreement Date:

Project Name:

Project Address:

Supporting Documents Attached Hereto:

1.	Contractor’s Conditional Waiver and Release upon Progress Payment

2.	Separate waivers and releases from the following subcontractors and material and equipment suppliers:

a.

b.

c.

d.

e.

B-5-5

CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Upon receipt by the undersigned of a check from
(Maker of Check)

in the sum of $ payable to
(Amount of Check) (Payee or Payees of Check)

and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of                                                               located at

                    (Owner)

to the following extent. This release covers
(Job Location)

the final payment to the undersigned for all labor, services, equipment, or material furnished on the job, except for disputed claims for additional work in the amount of $                                        . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Subject to payment of the amount stated above, the undersigned warrants and represents that (a) all materials delivered to the project by or for the undersigned are for use therein only, (b) title to all work, material and equipment, whether or not incorporated into the project, has passed to the project owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”), (c) all taxes applicable to the materials furnished and the work performed by the undersigned have been fully paid and (d) all laborers, mechanics, subcontractors (direct or indirect) and material suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the project by the undersigned and for any other indebtedness connected therewith for which the owner of the project might be responsible have been paid in full.

Subject to payment of the amount stated above, the undersigned, for itself and its successors, and on behalf of all persons able to claim through or under the undersigned, (i) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction, improvement, alteration or repair involved in performance by the undersigned through the release date, (ii) agrees to indemnify, defend, save and hold harmless the owner from all liability, costs and expenses, including reasonable attorneys’ fees, incurred by owner in (A) discharging (by payment, bond or otherwise) or defending suit to enforce any mechanics’ or materialmen’s lien, or any claim to or right of action for such lien, that may be filed and (B) satisfying any claims or demands arising out of, due or that may be made, directly or indirectly attributable to the undersigned or otherwise connected with the project, any work performed or supplies furnished by the undersigned thereunder, or in furtherance of the construction or completion of the undersigned’s work or otherwise connected with the project through the release date and (iii) hereby releases the owner and any future owner of the project

B-5-6

and the project itself from all claims, rights of action, liabilities and liens that may be filed or asserted in connection with the undersigned’s contract or otherwise in connection with the project on account of labor or materials furnished by the undersigned through the release date.

Dated:
(Company Name)

By:
(Title)

B-5-7

SUBCONTRACTORS’ LIEN WAIVERS

[Please attach]

B-5-8

CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

To (Owner):

Contractor:

Subcontractor

Agreement Date:

Project Name:

Project Address:

Supporting Documents Attached Hereto:

1.	Subcontractor’s Conditional Waiver and Release upon Progress Payment

2.	Separate waivers and releases from the following subcontractors and material and equipment suppliers:

a.

b.

c.

d.

e.

B-5-9

CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Upon receipt by the undersigned of a check from
(Maker of Check)

in the sum of $ payable to
(Amount of Check) (Payee or Payees of Check)

and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of                                                               located at

                    (Owner)

to the following extent. This release covers
(Job Location)

a progress payment for labor, services, equipment, or material furnished to

                                                              through                                          only and does not

cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Subject to payment of the amount stated above, the undersigned warrants and represents that (a) all materials delivered to the project by or for the undersigned are for use therein only, (b) title to all work, material and equipment, whether or not incorporated into the project, has passed to the project owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”), (c) all taxes applicable to the materials furnished and the work performed by the undersigned have been fully paid and (d) all laborers, mechanics, subcontractors (direct or indirect) and material suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the project by the undersigned and for any other indebtedness connected therewith for which the owner of the project might be responsible have been paid in full.

Subject to payment of the amount stated above, the undersigned, for itself and its successors, and on behalf of all persons able to claim through or under the undersigned, (i) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction, improvement, alteration or repair involved in performance by the undersigned through the release date, (ii) agrees to indemnify, defend, save and hold harmless the owner from all liability, costs and expenses, including reasonable attorneys’ fees, incurred by owner in (A)

B-5-10

discharging (by payment, bond or otherwise) or defending suit to enforce any mechanics’ or materialmen’s lien, or any claim to or right of action for such lien, that may be filed and (B) satisfying any claims or demands arising out of, due or that may be made, directly or indirectly attributable to the undersigned or otherwise connected with the project, any work performed or supplies furnished by the undersigned thereunder, or in furtherance of the construction or completion of the undersigned’s work or otherwise connected with the project through the release date and (iii) hereby releases the owner and any future owner of the project and the project itself from all claims, rights of action, liabilities and liens that may be filed or asserted in connection with the undersigned’s contract or otherwise in connection with the project on account of labor or materials furnished by the undersigned through the release date.

Dated:
(Company Name)

By:
(Title)

B-5-11

SUB-SUBCONTRACTORS’ LIEN WAIVERS

[Please attach]

B-5-12

CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

(Subcontractor)

To (Owner):

Contractor:

Subcontractor

Agreement Date:

Project Name:

Project Address:

Supporting Documents Attached Hereto:

1.	Subcontractor’s Conditional Waiver and Release upon Progress Payment

2.	Separate waivers and releases from the following subcontractors and material and equipment suppliers:

a.

b.

c.

d.

e.

B-5-13

CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Upon receipt by the undersigned of a check from
(Maker of Check)

in the sum of $ payable to
(Amount of Check) (Payee or Payees of Check)

and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of                                                               located at

                    (Owner)

to the following extent. This release covers
(Job Location)

the final payment to the undersigned for all labor, services, equipment, or material furnished on the job, except for disputed claims for additional work in the amount of $                                        . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Subject to payment of the amount stated above, the undersigned warrants and represents that (a) all materials delivered to the project by or for the undersigned are for use therein only, (b) title to all work, material and equipment, whether or not incorporated into the project, has passed to the project owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as “liens”), (c) all taxes applicable to the materials furnished and the work performed by the undersigned have been fully paid and (d) all laborers, mechanics, subcontractors (direct or indirect) and material suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the project by the undersigned and for any other indebtedness connected therewith for which the owner of the project might be responsible have been paid in full.

Subject to payment of the amount stated above, the undersigned, for itself and its successors, and on behalf of all persons able to claim through or under the undersigned, (i) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction, improvement, alteration or repair involved in performance by the undersigned through the release date, (ii) agrees to indemnify, defend, save and hold harmless the owner from all liability, costs and expenses, including reasonable attorneys’ fees, incurred by owner in (A) discharging (by payment, bond or otherwise) or defending suit to enforce any mechanics’ or materialmen’s lien, or any claim to or right of action for such lien, that may be filed and (B) satisfying any claims or demands arising out of, due or that may be made, directly or indirectly attributable to the undersigned or otherwise connected with the project, any work performed or supplies furnished by the undersigned thereunder, or in furtherance of the construction or completion of the undersigned’s work or otherwise connected with the project through the release date and (iii) hereby releases the owner and any future owner of the project and the project itself from all claims, rights of action, liabilities and liens that may be filed or asserted in connection with the undersigned’s contract or otherwise in connection with the project on account of labor or materials furnished by the undersigned through the release date.

B-5-14

Dated:
(Company Name)

By:
(Title)

B-5-15

SUB-SUBCONTRACTORS’ LIEN WAIVERS

[Please attach]

B-5-16

EXHIBIT B-6

Responsibility Matrix

B-6-1

EXHIBIT C

[ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of [            ], 20[    ], by SPARK THERAPEUTICS, LLC, a             limited liability company (“Tenant”), in favor of WEXFORD-UCSC 3737, LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. [Tenant accepted possession of the Premises for use in accordance with the Permitted Use on [            ], 20 [    ]. Tenant first occupied the Premises for the Permitted Use on [            ], 20[    ].][OR][Tenant accepted possession of the Premises for construction of improvements or the installation of personal or other property on [            ], 20 [    ], and for use in accordance with the Permitted Use on [            ], 20 [    ]. Tenant first occupied the Premises for the Permitted Use on [            ], 20[    ].]

2. The Premises are in good order, condition and repair.

3. The Tenant Improvements are Substantially Complete.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [            ], 20 [    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20 [    ].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [            ]].

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Appropriate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[ ]/[ ]/[ ]- [ ]/[ ]/[ ]	[ ]	$[ ] [monthly] [OR] [annually]	[ ]	[ ]

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgement as of the date first written above.

LANDLORD:

WEXFORD-UCSC 3737, LLC

By:
Name:
Title:

TENANT:

SPARK THERAPEUTICS, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

Wexford-UCSC 3737, LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Vice President, Real Estate Legal

[Date]

Re:	Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of [            ], 20[    ] (the “Lease”), between Wexford-UCSC 3737, LLC (“Landlord”) and Spark Therapeutics, Inc. (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Article 4 of the Lease.

If you have any questions, please do not hesitate to call [            ] at ([    ]) [    ]-[    ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Greg Lubushkin

Karen Sztraicher

John Bonanno

Kevin Simonsen

D-1

EXHIBIT E-1

FORM OF SNDA (Mortgagee)

Prepared by and upon recordation return to:

Parcel ID# 88-3-0736-80

Address:	3711 Market Research Condominium, Unit 8

Philadelphia, Pennsylvania

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT dated as of March     , 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between SPARK THERAPEUTICS, LLC, a Delaware limited liability company (together with its successors and assigns, “Subtenant”), and 3737 FEE OWNER, LLC, a Delaware limited liability company (together with its successors and assigns, “Ground Landlord”), each having an office at the addresses set forth below.

RECITALS:

WHEREAS, Ground Landlord is the lessor under that certain lease dated as of August 8, 2012 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Ground Lease”) between Ground Landlord (as successor to University City Science Center) and Wexford-UCSC 3737, LLC, a Delaware limited liability company (together with its successors and assigns, “Tenant”), pursuant to which Ground Landlord has leased to Tenant that certain commercial condominium unit known as “Unit 8” in the 3711 Market Research Condominium (the “Unit”) located in the City of Philadelphia, Pennsylvania, which Unit is more particularly described on Exhibit A attached hereto.

WHEREAS, Tenant and Subtenant have entered into that certain Agreement of Lease dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”) relating to certain space (the “Premises”) leased to Subtenant under the Lease located in the Unit, as more particularly described in the Lease; and

WHEREAS, Subtenant desires to be assured of continued occupancy of the Premises under the terms of the Lease and subject and subordinate to the terms of the Ground Lease.

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

46. Definitions. For the purposes of this Agreement, all capitalized terms used and not otherwise defined herein shall have the meanings provided in the Lease.

47. Subordination. Subject to the terms and conditions hereof, the Lease is and shall at all times remain subject and subordinate to the Ground Lease and to any and all renewals, modifications, consolidations, replacement and extensions thereof.

48. Nondisturbance and Attornment. In the event of any termination of the Ground Lease (a) Subtenant shall attorn to and accept Ground Landlord as landlord under the Lease and be bound to perform each and every covenant, obligation and restriction imposed by the Lease upon Subtenant as the tenant thereunder, and (b) so long as Subtenant is not in default under the Lease beyond any applicable grace, notice or cure period (x) the Lease shall continue in full force and effect as a direct lease between Ground Landlord and Subtenant, and (y) Ground Landlord will not disturb the possession, use and occupancy of the Premises by Subtenant and will be bound by all of the obligations and covenants of the landlord under the Lease; provided, that, Ground Landlord shall not be:

48.1. obligated under the Lease or otherwise, to construct any improvements for Subtenant, or to pay to Subtenant any allowance or contribution on account of such improvements (or for any other purpose), notwithstanding any provision to the contrary contained in the Lease; provided, however, that if Subtenant does not receive the entire TI Allowance to which Subtenant is entitled in accordance with the terms of the Lease within ten (10) business days following written notice to Ground Landlord, then Subtenant may, as its sole and exclusive remedy, either (x) terminate the Lease by prior written notice to Ground Landlord, or (y) complete the Tenant Improvements at its sole cost and expense and offset the unfunded portion of the TI Allowance against subsequent installments of Base Rent until reimbursed to Subtenant in full;

48.2. liable for any act or omission of any prior landlord under the Lease (including, without limitation, Tenant), provided, however. Ground Landlord shall cure any continuing default of the prior landlord of which Ground Landlord has received prior written notice;

48.3. subject to any offsets or defenses which the Subtenant may have against any prior landlord under the Lease (including, without limitation, Tenant); provided, however, the foregoing shall not limit (a) Subtenant’s right to exercise against Ground Landlord any offset right expressly available to Subtenant under the Lease or clause (i) above for events occurring after the date on which Ground Landlord becomes the landlord under the Lease, and (b) Ground Landlord’s obligation to correct any condition for which Ground Landlord is responsible pursuant to clause (ii) above.

48.4. bound by any payment of Rent for more than one (1) month in advance (except with respect to any advance payment expressly required by the Lease) which the Subtenant might have made under the Lease, except as the same may actually have been paid directly to or actually received by Ground Landlord;

48.5. bound by any waiver or forbearance on the part of any such prior landlord under the Lease (including, without limitation, Tenant) given without the written consent of Ground Landlord;

48.6. bound to return any security deposit unless Ground Landlord has actually received that security deposit; or

48.7. bound by any representations or warranties on the part of any prior landlord (including Tenant) other than the express representations and warranties given by Ground Landlord under the Ground Lease.

49. Lease Modification. Ground Landlord hereby consents to and approves the Lease and all of the terms and conditions thereof for all purposes under the Ground Lease and this Agreement, as the Lease may be amended, supplemented, replaced or otherwise modified from time to time; provided, however, Ground Landlord shall not be bound by any material amendment, supplement, replacement or other modification to or of the Lease made without Ground Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed (it being agreed that any amendment, supplement, replacement or other modification that alters the amount rent payable by Subtenant, extends or reduces the term of the Lease (including the addition of any renewal options but not the waiver or removal of renewal options) or requires of the sublessor any payment or the construction of any improvements or alterations shall be deemed to be material); and in no event shall Ground Landlord be bound by any extension of the term of the Lease to a date following the expiration of the term of the Ground Lease unless Ground Landlord agrees in writing to such extension in its sole discretion (except for any extensions or renewals of the Lease by its terms). The terms of the Ground Lease shall not affect any terms and conditions of the Lease, including without limitation, the specific provisions of the Lease governing assignments, subletting, alterations, repairs, and contesting requirements of law.

50. Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, approvals, requests or other communications required or permitted to be given under this Agreement shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, or (c) sent by overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5):

If to Ground Landlord:	c/o Wexford Science & Technology, LLC
801 W. Baltimore Street, Suite 505
Baltimore, Maryland 21201
Attn: S. Nelson Weeks, Senior Vice President and
General Counsel, and Mark Korczakowski, Vice
President

If to Subtenant prior to the	Spark Therapeutics, LLC
Term Commencement Date	3501 Civic Center Blvd.
under the Lease:	CTRB 5030

Philadelphia, PA 19104
Attention: Joseph W. La Barge

If to Subtenant after the	3737 Market Street, 13th Floor
Term Commencement Date	Philadelphia, PA 19104
under the Lease:	Attention: Joseph W. La Barge

with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Matthew J. Swett, Esq

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon actual receipt of the notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

51. Limitation of Liability. The liability of Ground Landlord for the performance of any obligation of Landlord under the Lease shall be limited to Ground Landlord’s interest in the Unit and the rents, profits and proceeds thereof, and Subtenant hereby agrees that any judgment it may obtain against Ground Landlord as a result of Ground Landlord’s failure to perform any of Landlord’s obligations under the Lease or to otherwise comply with the terms of this Agreement shall be enforceable solely against Ground Landlord’s interest in the Unit.

52. WAIVERS. BOTH GROUND LANDLORD AND SUBTENANT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

53. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

(b) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The parties may execute separate signature pages, and such signature pages (and/or signature pages which have been detached from one or more duplicate original copies of this Agreement) may be combined and attached to one or more copies of this Agreement so that such copies shall contain the signatures of all of the parties hereto.

(c) This Agreement may be amended or modified only by an instrument in writing duly executed and delivered by all parties hereto and acknowledged and accepted by Tenant.

(d) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GROUND LANDLORD:

3737 FEE OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

SUBTENANT:

SPARK THERAPEUTICS, LLC, a Delware limited liability company

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of March in the year 2014, before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , who acknowledged himself/herself to be the                                         of 3737 FEE OWNER, LLC, a Delaware limited liability company and that (s)he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Limited Liability Company by himself/herself as such officer.

Notary Public

My commission expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of March in the year 2014, before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , who acknowledged himself/herself to be the                                         of SPARK THERAPEUTICS, LLC, a Delaware limited liability company, and that (s)he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Limited Liability Company by himself/herself as such officer.

Notary Public

3737 FEE OWNER, LLC, a Delaware limited liability company

By:	Wexford-UCSC 3737, LLC, its Manager

	By:	Wexford-UCSC 3737 Joint Venture, LLC, its Manager

		By:	Wexford Science Center 2, LLC, Member

By:
Name:
Title:

E-1-1

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of March in the year 2014, before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , who acknowledged himself/herself to be the                      of Wexford Science Center 2, LLC, a Member of Wexford-UCSC 3737 Joint Venture, LLC, the Manager of Wexford-UCSC 3737, LLC, the Manager of 3737 FEE OWNER, LLC, a Delaware limited liability company and that (s)he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Limited Liability Company by himself/herself as such officer.

E-1-2

EXHIBIT E-2

FORM OF NDA (Ground Lease)

E-2-1

EXHIBIT F-1

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2. Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3. If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4. Oversize deliveries shall be made no later than 8 a.m. and no earlier than 6 p.m. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans or approved in writing by Landlord.

7. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

F-1- 1

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9. Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials; provided, however, that Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.

10. The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16. Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17. Bicycles shall not be taken into the Building(s) except into areas designated by Landlord.

18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

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19. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20. Smoking is prohibited at the Project.

21. The Project’s hours of operation are currently 8:00 AM to 6:00 PM, Monday through Friday, and 8:00 AM through 1:00 PM on Saturdays. Tenant and its employees shall have access to the Premises 24/7/365.

22. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

24. If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

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ATTACHMENT 1 TO EXHIBIT F-1

REQUEST FOR USE OF COMMON AREA

[TENANT LETTERHEAD]

VIA[                    ]

[Date]

Wexford-UCSC 3737, LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Senior Director, East Coast Operations

Re:	Notice of Request to Use Common Area

To Whom It May Concern:

[NOTE: INSERT NAME OF TENANT] requests that it have use of the common area as described below:

Event Description:

Date:

Location at Property:

Number of Attendees:

Open to the Public?	[ ] YES	[ ] NO

Food and/or Beverages?	[ ] YES	[ ] NO

If YES:

• will alcohol be served (Note: Proof of an insurance endorsement for serving alcohol must be provided) [ ] YES [ ] NO

• please describe:

Other Amenities (tent, band, etc.):

Other Event Details:

Please let us know at your earliest convenience whether such use is approved.

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Sincerely,

[Name]

[Title]

To Be Completed by Landlord:

[    ] APPROVED     DENIED [    ]

The following conditions apply to approval (if approved):

1.

2.

3.

4.

5.

[NOTE: INSERT NAME OF LANDLORD]

By:
Name:
Its:
Date:

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EXHIBIT F-2

BUILDING CONSTRUCTION RULES

Rules and Regulations for Contractors

The following rules and regulations are to be considered standard operating procedures for any contractor working at the 3711 Market Research Condominium. The word “Contractor” is applicable to any entity or individual that is or will provide a service to any tenant or management inclusive of any other entity or individuals that may be working under their direct supervision (Subcontractors).

1. No construction personnel are allowed in passenger elevators at any time. All construction materials and workers are restricted to the service elevator.

2. No construction personnel will congregate in the common areas at any time. All personnel shall enter and exit through the service area.

3. No eating and drinking is allowed in the building except in the work areas, contractor’s office, or areas specifically designated by Intech Construction.

4. No radios are allowed during the hours of 7:00 a.m. and 7:00 p.m. After hours, no loud music is allowed. Doors to spaces under construction shall be maintained closed at all times.

5. When working in common area, the contractor shall maintain area in clean safe manner. The contractor and its workers shall not interfere, disturb, fraternize or interrupt the tenant’s environment or habitat.

6. Proper conduct / dress code is expected and mandated of any contractor and its personnel. Anyone violating these requirements will be asked to leave the premises and no future access will be granted to such individual. (NO EXCEPTIONS).

7. No construction personnel are allowed in common area bathrooms. One restroom will be designated by the engineering or management staff for construction personnel use. This restroom must be kept clean and orderly by the contractor on a daily basis.

8. Areas under construction, as well as storage areas and all unoccupied areas, are to be kept clean and in an orderly fashion on a daily basis.

9. All material deliveries to occupied floors is to be done before 7:00 am or after 7:00 p.m. Adequate covering must be placed on all doors, floors and walls for protection. Hard surface flooring must be covered with plywood or Masonite.

10. Occupied floors with areas under construction are to have all construction debris (vacuumed if necessary) removed from building (corridors, restrooms, lobbies, stairwells, electrical and mechanical rooms) on a daily basis and work area “Broom Clean”.

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11. The building is a designated non-smoking building and smoking is not permitted anywhere in the building including stairwells and restrooms.

12. No alcoholic beverages, illegal drugs, or firearms are permitted in the building or its grounds.

13. Tenant’s General Contractor(s) or Contractor(s) or Subcontractor(s) shall:

A. Provide daily project supervision to assure compliance with the construction schedule and the proper management of its progress. The contractor’s superintendent/project manager shall be solely responsible for all coordination with management and for contractor’s conduct.

B. Comply with the rules and regulations for contractor in its entirety.

C. Coordinate meetings with tenant, tenant’s architect and landlord to discuss the progress of the work and to address any problems.

D. Submit a complete list of its subcontractors, suppliers and an organizational chart listing the personnel responsible for the project.

E. Submit a complete test and balance report from an independent contractor (3 signed and sealed copies). The calibration of the thermostats and adjustment of the min./max.

F. Submit copies of the building permit before the start of any work and the CO or CC when the project is finished. Also provide “As Built” drawings, copies of all warranties, guarantees and service manuals.

G. Submit insurance certification in accordance with the Lease.

H. Submit copies of all required licenses needed to work in the state, county and city.

14. No building materials and/or equipment are to be stored in the plaza area, service corridors, loading dock, or lobby area at any time.

15. Contractors are permitted to park on the surface lot located on the south side of Market Street between 38th and 39th Streets, provided that such parking is provided on a first-come, first-served basis and Landlord makes no guaranty that any such parking will be available to Contractors.

16. Service elevator will be provided for the use of construction personnel and for deliveries of materials and equipment. Large deliveries of materials must be scheduled 48 hours in advance. Operator and security charges will be applicable for off-hours deliveries. After hours use of freight elevator requires written permission by building management.

17. Contractors, subcontractors, and suppliers shall not use the loading dock plaza area for parking. Contractors, subcontractors and suppliers must coordinate with building manager for loading and unloading of tools, equipment, and materials.

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18. Contractors may not operate air conditioning equipment and units. Prior arrangement for air conditioning must be made with the Property Manager or Chief Engineer.

19. Contractors will maintain clean and safe-working conditions at all times. Trash removal will be done daily at contractor’s cost, including all labor and dumpster locations are to be approved by building personnel.

20. Contractor will be responsible for precautions and protections to adjacent areas against damage from fire, smoke, welding, or soldering (must be fully supervised) and delivery of materials and equipment. Any damage caused as a result of the construction must be immediately corrected by the contractor at its own expense.

21. Contractor shall notify and receive prior written approval from building management for any request to work after hours by its personnel, subcontractors or any of its agents. A work schedule and names of all those who will be working must be submitted with the request for access after hours.

22. Work that will cause to disturb and inconvenience other tenants of the building will not be allowed during working hours of 8:00 a.m. through 6:00 p.m. on normal working days unless separated from an occupied floor by at least two (2) unoccupied floors. These shall include, but not be limited to drilling, loud hammering, odor causing material, etc.

23. Contractor may work in the building from 6:30 a.m. to 6:00 p.m. without the need to make any special arrangements, but with full compliance of all items mentioned above. Off-hours are considered from 6:00 p.m. to 6:30 a.m. the following day or weekends. Contractor may work off-hours (with prior written approval from Building Management). Again, with full understanding and compliance of all items mentioned above.

24. Should security and air conditioning be required it will be provided at the contractor’s own expense and Landlord will require prior arrangement of these services. Please make note of this when pricing.

25. No utilities or services to any areas in the building are to be interrupted without the written approval of the Property Manager. Such approval shall be requested no less than 5 days in advance on a normal working day.

26. Contractors are responsible for providing its employees, subcontractors and suppliers a copy of these rules and regulations. Full compliance will be enforced and expected.

27. Contractor is responsible for any false fire alarms if fire department is notified. The cost will be paid by contractor.

28. All Fire alarm certification will be done after 7 p.m.

29. Contractor is required to install and replace (weekly) a pre-filter to the base building air condition unit on the construction floor, if applicable, and must coordinate with Building Engineer.

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30. Penetration location through the concrete slab should be confirmed with Structural Engineer, and x-rayed to confirm proximity to tendons. Penetration and x-ray should be scheduled after 11:00 p.m.; Sunday through Saturday. Protection devices must be used. No core drills or penetrations are permitted until they are approved and coordinated with owner and Building Management.

Contacts at Intech Construction:

Contacts at Property Management:

Chief Engineer:

ACKNOWLEDGED

Print Name of General Contractor

By:
Title:
Date:

F-2- 4

EXHIBIT G

JANITORIAL SCHEDULE

DAILY

Offices:

Empty all trash receptacles and replace all trash liners.

Vacuum all carpeted high traffic areas and spot clean/vacuum carpeted offices as necessary.

Dusting all surfaces up to 70” without removing items from surfaces.

Dust mop all floor tile areas. Damp mop as needed.

Elevators:

Clean all interior surfaces of elevator cars. Wet mop floors, clean all SS surfaces with special cleaner.

Restrooms:

Sweep and wet mop floors. Wash and sanitize toilet fixtures, seats and urinals. Clean wash basins.

Damp wipe and polish dry: mirrors, shelves, dispensers, plated fixtures, and piping.

Dust grilles and stall partitions.

Spot clean wall surfaces, partitions, doors and waste receptacles.

Empty sanitary napkin receptacles.

Provide paper goods, soaps and plastic liners.

Stairways:

Sweep.

Outside Entrances:

Sweep landings, steps and adjacent sidewalks. Empty trash receptacles and replace liners.

Lobbies:

Sweep and damp mop floors, vacuum carpets, clean drinking fountains.

ON A SCHEDULE DETERMINED BY LANDLORD AND TENANT

Sweep and mop lab floors.

WEEKLY

Sweep loading dock.

Detail vacuum all carpeted surfaces.

Buff elevator floors.

MONTHLY

Lobbies and Corridors:

Spray buff all floors.

Spot clean carpets.

G- 1

QUARTERLY

Offices:

Dust all surfaces to 70”. Tenant will be advised of exact dates per area so all belongings are removed prior to dusting.

Clean all glass surfaces.

Restrooms:

Power scrub all floors and walls.

Lobbies:

Spot wash walls.

YEARLY

Lobbies and Corridors:

Strip and wax all floor surfaces.

OTHER SERVICES

Shall be at Tenant’s sole cost and expense.

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EXHIBIT H

TENANT’S PROPERTY

Prefabricated clean room(s)

H- 1

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

To:	Wexford-UCSC 3737, LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Vice President, Real Estate Legal

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Wexford Science & Technology, LLC

801 W. Baltimore Street, Suite 505

Baltimore, MD 21201

University City Science Center

3711 Market Street, 8th Floor

Philadelphia, PA 19104

Re:	[Portion of] the Floor (the “Premises”) at 3737 Market Street, Philadelphia, PA (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [            ], 20 [    ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20 [    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20 [    ], and commenced to pay rent on [            ], 20 [    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20 [    ]. There is no prepaid rent[, except $[            ]][, and the amount of security deposit is $[            ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

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6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [                    ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [                                        ]].

8. [Tenant has the following expansion rights or options for the Property: [                    ].][OR][Tenant has no rights or options to purchase the Property.]

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], Wexford-UCSC 3737, LLC, University City Science Center, Wexford Science & Technology, LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

[                                         ],

a[                                       ]

By:
Name:
Title:

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EXHIBIT J

RESERVED

J- 1

EXHIBIT K

HazMat Rules

GENERAL LAB GUIDELINES

The followings are preliminary general guidelines set by Landlord for the operation of laboratory space at the Building. Landlord reserves the right to change, amend, add, or delete any part or the whole of these guidelines at any time. Specific guidelines regarding chemical, biological, lab and radiation safety are the responsibility of the Tenant. Each laboratory is required to have a complete Health and Safety Plan and a designated Officer. Tenant must obtain and keep current all necessary permits and licenses from the appropriate governmental authorities.

(a) Acid Disposal: All acid solutions must be disposed only through the designated acid disposal sink in the lab. Absolutely do not pour acid solution in other sinks located in your laboratory or any other sinks in the common labs. An acid/base neutralizer kit (such as baking soda) should be used to clean up small acid or base spills.

(b) Deliveries: A representative of the Tenant must be present to accept and sign for incoming packages. Delivered packages should not be left in common areas. All deliveries of Hazardous Materials and Regulated Waste must be coordinated with building management.

(c) Dry Ice: Dry ice should not be poured in the sinks as this will cause the sinks to crack. Dry ice also should not be kept in the cold room or any other room with limited air circulation.

(d) Flammables: Flammable substances must be stored in a “flammables cabinet” at all times when not in use. Spills involving flammable or noxious materials should be isolated as quickly as possible. Areas adjacent to affected areas should be notified and evacuated if necessary. Building Management should be notified immediately.

(e) Glass and Sharp Disposals: Broken glass, Pasteur pipettes and sharps must be disposed of in clearly marked containers and not in the regular trash in order to avoid accidents to waste handlers. It is tenant’s responsibility to contract for Glass and Sharp Disposal.

(f) Health and Safety Officer: Each Tenant occupying a lab and performing experiments must develop a health and safety manual and designate a Health and Safety Officer. The Health and Safety Officer will be responsible for training their employees and be accountable for maintaining the safety of all personnel, employees and non-employees of the Tenant, which could be affected by the work of the Tenant. The name of the Health and Safety Officer should be reported to Building Management when newly designated or when replaced. Material safety data sheet (MSDS) of chemicals and compounds should be kept in a binder in alphabetical order. The binder should be kept in the same designated space at all times. A second copy of the MSDS binder must be delivered to Building Management and kept current at all times.

(g) Radiation Safety: The Tenant is responsible for obtaining a license from the NRC to carry out work with radioisotopes. The use of radioisotopes and compliance with all the rules and guidelines set by the NRC and the State of Pennsylvania are the sole responsibility of the

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Tenant. Upon vacating the Premises, Tenant must remove all radioisotopes as well as radioactive waste from the laboratory and provide Landlord with a “laboratory space decommission statement” from the NRC.

(h) Safety Showers: Safety showers are designed to be activated in the case of an emergency, and will dispense a large volume of water very quickly after being activated. Water from the safety shower will continue to flow automatically until the shower handle is pushed back to deactivate the water flow. In the event of shower activation, an absorbent material should be used to remove excess water. Building Management must be notified immediately after any Safety Shower activation.

(i) Waste Disposal: Disposal of biohazard waste, chemicals, glassware and sharps are the sole responsibility and liability of the Tenant. Landlord will make every effort to obtain a group discount for these services from independent parties. However, the Landlord assumes no liability in ensuring their proper disposal.

(j) Water Spills: In the event of water spills or overflows, an absorbent material should be used to rapidly remove excess water in order to prevent leakage to other floors. Building Management must be notified immediately after any water spill or overflow.

K- 2

Exhibit L

FORM OF REPORT

Tenant Information

Name of Tenant
Square Footage of Leased Premises
Brief Description of Tenant’s Line of Business
Tenant’s Rental Rate (per SF, per year)
Market Rental Rate (per SF, per year)

Is the tenant business:

☐ Owned by a resident of the community the project is located in ☐ Minority-owned ☐ Woman-owned

☐ A non-profit entity ☐ Owned by a Low Income person*

(check all that apply)

Total Job Creation and Retention

☐ Number of FTE* jobs retained by moving into the project

☐ Number of FTE jobs created after moving into the project

☐ Expected number of additional FTE jobs to be created in the next two years

Estimated Low-Income Community Resident**/Low Income Person Job Creation and Retention

(Figures should be a subset of Total Job Creation and Retention)

☐ Number of FTE jobs retained by moving into the project

☐ Number of FTE jobs created after moving into the project

☐ Expected number of additional FTE jobs to be created in the next two years

*	Full -time equivalent (One FTE is an employee who works 35 hours or more per week. Part-time employees’ hours should be aggregated and translated into FTEs)

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If applicable, please describe how the tenant has used the savings from its below market rental rate to expand its business:

Click here to enter text.

*	For purposes of this survey, please use the following definition of low-income person: an individual having an income of not more than 80% of area median family income.
**	For purposes of this survey, please use the following definition of low-income community: the census tract that the project is located in or any other census tract with a poverty rate of at least 20%.

Describe the types of jobs available to residents of the low-income community and/or low-income persons, the average wage per job type and the employment benefits available for these types of jobs (e.g. health insurance, retirement benefits, etc.):

Click here to enter text.

Describe any outreach performed to encourage low-income community residents and/or low-income persons to apply for jobs (including partnerships with workforce development organizations, local job banks, or other community agencies to utilize a job screening, referral and/or placement system) and how many jobs resulted from such outreach:

Click here to enter text.

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Describe any opportunities for training and advancement for low-income community residents and/or low-income persons, and the number of people who have completed such training:

Click here to enter text.

Describe any opportunities for low-income community residents and/or low-income persons to build wealth (e.g., retirement plan, employee stock ownership plan, etc.):

Click here to enter text.

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